Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "WABASH NATIONAL CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF SEPTEMBER, A.D. 1991, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 1991, AT 11 O'CLOCK A.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "WABASH DELAWARE CORPORATION" TO "WABASH NATIONAL CORPORATION", FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 1991, AT 3:30 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF DECEMBER, A.D. 1995, AT 12 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF JULY, A.D. 1998, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2005, AT 9:09 O'CLOCK A.M.

SECRETARY'S OFFICE — DELAWARE — 1793 — 1865

Jeffrey W. Bullock, Secretary of State

2273455 8100H

AUTHENTICATION: 8248956

100937726

DATE: 09-24-10

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2005, AT 9:10 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DESIGNATION IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2005, AT 12:01 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTY-FIRST DAY OF JULY, A.D. 2009, AT 3:21 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTY-FIRST DAY OF JULY, A.D. 2009, AT 3:36 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTY-FIRST DAY OF JULY, A.D. 2009, AT 3:37 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF MAY, A.D. 2010, AT 1 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2010, AT 6:47 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2010, AT 6:55 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2010, AT 6:56 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

Jeffrey W. Bullock, Secretary of State

2273455 8100H

100937726

AUTHENTICATION: 8248956

DATE: 09-24-10

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "WABASH NATIONAL CORPORATION".

2273455 8100H

100937726

You may verify this certificate online
at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 8248956

DATE: 09-24-10

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/13/1991
751256003 - 2273455

CERTIFICATE OF INCORPORATION

OF

WABASH DELAWARE CORPORATION

FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

Wabash Delaware Corporation

SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of its registered agent in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

FOURTH: I. The total number of shares of all classes of stock which the Corporation has authority to issue is 100,000,000 shares, having an aggregate par value of $1,000,000 of which 75,000,000 shares of the par value of $.01 per share amounting in aggregate par value to $750,000 shall be Common Stock, and 25,000,000 shares of the par value of $.01 per share amounting in aggregate par value to $250,000 shall be Preferred Stock.

II. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the GCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be

cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

G. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

H. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding

up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

I. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

III. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

IV. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

V. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

VI. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred

Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

FIFTH: The name and mailing address for the sole incorporator is as follows:

Name	Mailing Address
Michael Joel Silver	Piper & Marbury 36 South Charles Street Baltimore, Maryland 21201

SIXTH: The number of directors of the Corporation shall consist of not less than three, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No director need be a stockholder. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. The name and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are:

Donald J. Ehrlich
1000 Sagamore Parkway
Lafayette, Indiana 47904

Mitchell P. Rales
1250 24th Street, N.W.
Suite 800
Washington, D.C. 20037

Steven M. Rales
1250 24th Street, N.W.
Suite 800
Washington, D.C. 20037

SEVENTH: The directors shall have concurrent power with the stockholders to make, alter, amend, change add to or repeal the By-Laws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the

provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholder of this Corporation, as the case may be, and also on this Corporation.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

TENTH: The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ELEVENTH: The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall be authorized by not less than a majority of the aggregate of votes entitled to be cast thereon by a vote in writing of a majority with or without a meeting.

TWELFTH: The Corporation elects not to be governed by the provisions of Section 203 of the General Corporation Law of Delaware.

THIRTEENTH: The Corporation is to have perpetual existence.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of Delaware do make this Certificate hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly heretofore set my hand this 12th day of September, 1991.

[signature]

Michael Joel Silver,
Sole Incorporator

418.Z00532B:09/12/91
17684-3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 09/19/1991
751262051 - 2273455

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WABASH DELAWARE CORPORATION

Wabash Delaware Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: The Corporation has not received any payment for any of its stock.

SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article EIGHT in its entirety and renumber remaining articles accordingly.

IN WITNESS WHEREOF, Wabash Delaware Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 17th day of September, 1991.

WABASH DELAWARE CORPORATION

By: ______________________
Donald J. Ehrlich, President

Attest:

____
William M. Hoover, Secretary

96.Z00746B:09/17/91
17684-3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 09/19/1991
751262061 - 2273455

CERTIFICATE OF MERGER
OF
WABASH NATIONAL CORPORATION
INTO
WABASH DELAWARE CORPORATION

(Under Section 252 of the General Corporation Law of the State of Delaware)

Wabash Delaware Corporation hereby certifies that:

(1) The name and state of incorporation of each of the constituent corporations are:

(a) Wabash National Corporation, a Maryland corporation; and

(b) Wabash Delaware Corporation, a Delaware corporation.

(2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by Wabash National Corporation and by Wabash Delaware Corporation in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

(3) The name of the surviving corporation is Wabash Delaware Corporation.

(4) The certificate of incorporation of Wabash Delaware Corporation shall be the certificate of incorporation of the surviving corporation and Article FIRST is hereby amended to read as follows:

"FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

Wabash National Corporation"

(5) The surviving corporation is a corporation of the State of Delaware.

(6) The executed Agreement of Merger is on file at the principal place of business of Wabash Delaware Corporation at 1000 Sagamore Parkway, Lafayette, Indiana 47904.

(7) A copy of the Agreement of Merger will be furnished by Wabash Delaware Corporation, on request and without cost, to any stockholder of Wabash Delaware Corporation or Wabash National Corporation.

(8) The authorized capital stock of Wabash National Corporation is 1,000,000 shares of Common Stock (par value $1.00 per share) and 15,000 shares of Preferred Stock (par value $1.00) per share).

82.Z00746B:09/13/91
17684-3

IN WITNESS WHEREOF, WABASH DELAWARE CORPORATION has caused this certificate to be signed by Donald J. Ehrlich, its President and attested by William M. Hoover, its Secretary on the 16th day of September 1991.

WABASH DELAWARE CORPORATION

By: ________________________
President

Attest:

By: ________________________
Secretary

82.Z00746B:09/06/91
17684-3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 12/06/1995
950283538 - 2273455

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

WABASH NATIONAL CORPORATION

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

I, Donald J. Ehrlich, President and Chief Executive Officer, of Wabash National Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on November 30, 1995, adopted the following resolution creating a series of 300,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation (the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series, par value $.01 per share, shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 300,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on

the 15th day of April, July, October and January, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non cash dividends or other distributions other than a dividend payable in shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Dividend Payment Date, or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 30, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record set for the first quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders

of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment date, in either of which event such dividends shall begin to accrue and be cumulative for such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series a Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

Section 4. Certain Restrictions.

(A) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are not paid, thereafter and until such dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; or

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or

resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $120,000 per share, plus any unpaid dividends and distributions payable thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares,

then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The outstanding shares of Series A Junior Participating Preferred Stock may be redeemed as a whole, but not in part, at any time, or from time to time, at the option of the Board, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date are payable on the shares to be redeemed and have not been paid or declared, and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30 day period, as quoted

on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board in good faith.

Section 9. Ranking. Notwithstanding anything contained herein to the contrary, the Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to voting rights, the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holders, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 4th day of December, 1995.

Donald J. Ehrlich
President and Chief Executive Officer

Attest:

Connie L. Koleszar
~~John R. Combs~~ Connie L. Koleszar
~~Secretary~~ Assistant Secretary

\\\DC - 61902/14 - 0196881.02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/16/1997
971122993 - 2273455

CERTIFICATE OF DESIGNATION
OF
SERIES B 6% CUMULATIVE CONVERTIBLE EXCHANGEABLE
PREFERRED STOCK
OF
WABASH NATIONAL CORPORATION

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

I, Donald J. Ehrlich, President and Chief Executive Officer of Wabash National Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of this Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board on March 26, 1997, adopted the following resolution creating a series of 352,000 shares of Preferred Stock designated as "Series B 6% Cumulative Convertible Exchangeable Preferred Stock":

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it is hereby created, and the designation and amount thereof and the voting rights or powers (including voting powers), preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount.

1A. The designation of the series of Preferred Stock, $.01 par value per share, provided for herein shall be "Series B 6% Cumulative Convertible Exchangeable Preferred Stock" (hereinafter referred to as the "Series B Preferred"), and the number of shares constituting Series B Preferred shall be 352,000.

1B. All shares of Series B Preferred redeemed, purchased or otherwise acquired by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B

Preferred.

1C. The Stated Value Per Share of the Series B Preferred shall be $50.00.

1D. The Series B Preferred shall with respect to rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other series of Preferred Stock duly established by the Board, the terms of which shall specifically provide that such series shall rank prior to the Series B Preferred, whether now existing or hereafter created (the "Senior Preferred Stock"), (ii) on a parity with any other series of Preferred Stock duly established by the Board, the terms of which shall specifically provide that such series shall rank on a parity with the Series B Preferred, whether now existing or hereafter created (the "Parity Preferred Stock"), and (iii) prior to any other class or series of capital stock of the Corporation, including, without limitation, all classes of the Common Stock, par value $0.01 per share, of the Corporation, whether now existing or hereafter created (the "Common Stock"); all of such classes or series of capital stock of the Corporation to which the Series B Preferred ranks prior, including without limitation the Common Stock, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as "Junior Securities".

Section 2. Dividends.

2A. Holders of the Series B Preferred shall receive, when, as and if declared by the Board out of the funds of the Corporation legally available therefor, a cash dividend per share at the annual rate of 6% of the Stated Value Per Share (equivalent to $3.00 per share per annum), subject to adjustment as provided below. The holders of Series B Preferred also shall be entitled to receive any dividends paid or other distributions made on the Common Stock as if the Series B Preferred held by such holders had been fully converted into Common Stock. Dividends with respect to the Series B Preferred shall be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 1997 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board). Dividends on the Series B Preferred shall be cumulative (whether or not declared by the Board) and will accrue without interest from the date of original issuance whether or not at the time such dividend shall accrue or become due or at any time there shall be funds legally available for the payment of dividends. Dividends shall be payable to the holders of record as they appear on the stock books of the transfer agent for the

Corporation on such record dates, which shall be not more than 30 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board, provided that holders of shares of Series B Preferred called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date shall, in lieu of receiving such dividend payment on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares to Common Stock, in which case such holders will receive such payment on the corresponding dividend payment date). Dividends payable on the Series B Preferred for the initial dividend period and dividends payable for any period shorter or longer than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2B. If the initial registration statement filed by the Corporation relating to the distribution of the Series B Preferred by Fruehauf Trailer Corporation ("Fruehauf") or its pledgee in foreclosure has not been declared effective by the Securities and Exchange Commission within 90 days after the date of the initial issuance of the Series B Preferred (the "Closing Date") then the dividend rate on the Series B Preferred shall be increased from 6% to 10% during the period between the end of such 90 day period and the date on which such Registration Statement is declared effective; provided, however, that if the Commission refuses to declare such initial registration statement effective due to the inability of Fruehauf to provide audited financial statements of Fruehauf, required by the Commission for such registration statement, then the interest rate increase described in this Section 2B shall not be applicable unless and until 30 days following the receipt by the Corporation of either (i) all such required audited financial statements of Fruehauf, in form and substance acceptable to the Commission or (ii) an effective waiver by the Commission of the requirement to provide such audited financial statements in order to declare effective such initial registration statement. The Corporation shall use its best efforts to cause the Commission to issue the waiver described in clause (ii) of the preceding sentence as soon as practicable

2C. If dividends are not paid in full upon the Series B Preferred and any other Parity Preferred Stock, all dividends declared upon shares of Series B Preferred and such other Parity Preferred Stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series B Preferred and the other Parity Preferred Stock bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series B Preferred and the other Parity Preferred Stock bear to each other. Except as set forth above, unless full cumulative dividends on the Series B Preferred have been paid and funds set

aside, dividends (other than dividends paid solely in Common Stock or Junior Securities and rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or Junior Securities nor may any Common Stock, Junior Securities or rights to acquire the foregoing be redeemed, purchased, or otherwise acquired for any consideration by the Corporation (except for repurchases from employees under employee benefit plans and by conversion into or exchange for Common Stock or Junior Securities).

Section 3. Liquidation.

In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series B Preferred shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other Junior Securities (but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any stock of the Corporation with liquidation rights senior to the Series B Preferred, including holders of Senior Preferred Stock), the Stated Value Per Share plus the amount of any dividends accrued thereon through the date of distribution (the "Series B Preferred Liquidation Distribution"). After the Series B Preferred Liquidation Distribution has been made, the holders of shares of Series B Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation. If the assets distributable upon such dissolution, liquidation or winding up (as provided above) shall be insufficient to pay cash in an amount equal to the amount of the Series B Preferred Liquidation Distribution to the holders of shares of Series B Preferred, then such assets or the proceeds thereof shall be distributed among the holders of the Series B Preferred ratably in proportion to the respective amounts of the Series B Preferred Liquidation Distribution to which they otherwise would be entitled. The merger or consolidation of the Corporation into or with one or more other persons or entities, a merger or consolidation of any other person or entity with or into the Corporation upon the completion of which the stockholders of the Corporation prior to the merger or consolidation no longer hold a majority of the outstanding equity securities or voting power of the Corporation or the transfer (by lease, sale, conveyance, exchange or otherwise) of all or substantially all of the property or assets of the Corporation in a single transaction or through a series of related transactions, to another person or entity or group of affiliated persons or entities or the entering of any subsidiaries of the Corporation into any such transaction or transactions if such transactions in the aggregate would result in a sale of all or substantially all of the properties or assets of the

Corporation and its subsidiaries on a consolidated basis (any such event or events, a "Reorganization Event") shall, at the option of the holders of at least 50% of the Series B Preferred, be deemed to be a Liquidation of the Corporation. In no event shall the sale, transfer, conveyance or exchange of such property to a wholly owned affiliate of the Company constitute a Reorganization Event.

Section 4. Voting Rights.

4A. The holders of the Series B Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by law or hereinafter provided, the holders of the Series B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class, and each share of Series B Preferred shall be entitled to one vote for each share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken. In addition to any other rights provided by law, the consent of the holders of a majority of issued and outstanding Series B Preferred, in the aggregate and voting separately as a single class, shall be required to authorize or effect a Reorganization Event or Liquidation.

4B. If on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, accrued dividends on the shares of Series B Preferred shall not have been paid in an aggregate amount equal to or greater than six quarterly dividends on the shares of Series B Preferred at the time outstanding, then, and in any such event, the number of Directors then constituting the Board shall automatically be increased by two Directors and the holders of shares of Series B Preferred, voting as a single class, shall be entitled at such meeting to fill such newly created directorships. Such right to vote as a single class to elect two Directors shall, when vested, continue until all dividends in default on the shares of Series B Preferred shall have been paid in full and, when so paid, such right to elect two Directors separately as a class shall cease, subject always, to the same provisions for the vesting of such right to elect two Directors separately as a class in the case of future dividend defaults.

4C. So long as any shares of Series B Preferred are outstanding, the number of Directors of the Corporation shall at all times be such that the exercise by the holders of Series B Preferred of the right to elect Directors under the circumstances provided in paragraph 4B above will not contravene any provisions of the General Corporation Law of the State of Delaware, as amended, or the Certificate of Incorporation of the Corporation.

4D. Directors elected pursuant to paragraph 4B above shall serve until the earlier of (i) the next annual meeting of stockholders of the Corporation and the election (by the holders of shares of Series B Preferred) and qualification of their respective successors or (ii) the date upon which all dividends in default on the shares of Series B Preferred shall have been paid in full. Directors elected pursuant to paragraph 4B above may be removed by, and shall not be removed except by, a vote of the holders of the Series B Preferred, voting as a single class, at a meeting of the stockholders, or the holders of the Series B Preferred called for that purpose. If prior to the end of such term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a default in dividends on the shares of Series B Preferred by reason other than removal, such vacancy shall be filled for the unexpired term by the appointment by the remaining Director elected as aforesaid of a new Director for the unexpired term of such former Director.

4E. Without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred, voting separately as a class, the Corporation shall not:

(i) directly or indirectly alter or change the provisions of the Certificate of Incorporation (including through any Certificate of Amendment or Certificate of Designation relating to, or Certificate of Merger or Consolidation which alters or changes or converts pursuant to a merger or consolidation, the Series B Preferred Stock) so as to materially adversely affect (within the meaning of Section 242(b)(2) of the General Corporation Law of the State of Delaware the powers (including voting powers to which each such share is entitled relative to the shares of Common Stock or other capital stock outstanding immediately prior to such alteration, change or conversion except as such voting powers may be affected by the authorization of any new series of Parity Preferred Stock having the same voting rights (other than the right to vote as part of the same class as the Series B Preferred under the rights granted to the Series B Preferred under this Section 4) as Series B Preferred or by the authorization of any other shares of any class which are not entitled to vote together with Series B Preferred in any class vote), preferences or special rights of Series B Preferred; or

(ii) authorize or create any Senior Preferred Stock or any other class of stock senior to the Series B Preferred as to dividends or upon liquidation.

Section 5. Optional Conversion.

5A. At any time and from time to time after the initial issuance of Series B Preferred, any holder of Series B Preferred may convert all or any of the shares of Series B Preferred held by such holder into a number of fully paid and nonassessable shares of Common Stock computed by multiplying the number of shares to be converted by the Stated Value Per Share of the Series B Preferred plus the amount of any dividends accrued and unpaid thereon through the date of conversion and dividing the result by the Conversion Price. The Conversion Price shall initially be $21.375.

5B. The Conversion Price shall be adjusted from time to time as follows:

(i) If the Corporation makes a distribution of shares of Common Stock as a dividend or distribution on the Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

(ii) If the outstanding shares of Common Stock are subdivided into a greater number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, if outstanding shares of Common Stock are each combined into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii) If the Corporation distributes to all or substantially all holders of Common Stock warrants, options or other rights to subscribe for or purchase Common Stock (or securities convertible or exerciseable or exchangeable into Common Stock) entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share (determined as

provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

(iv) If the Corporation, by dividend or otherwise, distributes to all or substantially all holders of Common Stock, shares of capital stock of the Corporation, evidences of indebtedness, or other non-cash assets (including securities of any corporation other than the Corporation, but excluding any rights or warrants referred to in paragraph 5B(iii) above, any dividend or distribution paid in cash out of the earned surplus of the Corporation and any dividend or distribution referred to in paragraph 5B(i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share (determined as provided below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board, whose determination shall be conclusive) of the portion of the assets (including capital stock) or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

5C. For the purpose of any computation under paragraph 5B(iii) and paragraph 5B(iv), the "Current Market Price" per share of Common Stock on any day shall be deemed to be the average of the daily Closing Prices for the 15 consecutive Business Days selected by the Board commencing not less than 20 nor more than 30 Business Days before the day of question. The term "Closing Price" on any day shall mean the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices

regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose; and the term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

5D. Issuances of warrants, options and securities convertible into Common Stock are deemed to be issuances of the underlying Common Stock for purposes of adjustments to the Conversion Price. Whenever the Conversion Price is adjusted, the Corporation will promptly mail to holders of Series B Preferred a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it. Notwithstanding the foregoing provisions of Section 5B above, no adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to a change in the Conversion Price of 1% or more, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in the next subsequent adjustment. All calculations will be made either to the nearest cent or the nearest 1/100 of a share.

5E. If the Corporation reclassifies or changes its outstanding Common Stock, or consolidates with or merges into or sells or conveys all or substantially all of the assets of the Corporation as an entirety to any person, or is a party to a merger or share exchange that reclassifies or changes its outstanding Common Stock, shares of Series B Preferred will become convertible into the kind and amount of shares of stock and other securities and property (including cash) that the holders of shares of Series B Preferred would have owned immediately after the reclassification, change or transaction if the holders had converted such shares of Series B Preferred into Common Stock immediately before the effective date of the reclassification, change or transaction. If in connection with any such reclassification, consolidation, merger, sale, transfer, or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation will provide or cause to be provided to each holder of Series B Preferred (on an as converted basis)

the right to elect to receive the securities, cash or other assets into which the Series B Preferred held by such holder will be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election will be made and the effect of failing to exercise the election). The above will similarly apply to successive reclassifications, consolidations, mergers, sales, transfer or share exchanges.

5F. The Series B Preferred shall be subject to the following conversion procedures:

(i) Any holder of shares of Series B Preferred desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of such Series B Preferred to be converted, duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. A conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(ii) In the event any Series B Preferred is called for redemption or exchange, the conversion rights pertaining thereto will terminate at the close of business on the business day immediately prior to the redemption or exchange date unless the Corporation defaults in the payment of the redemption price or in the issuance of the security in exchange.

(iii) As soon as possible after a conversion has been effected (but in any event within three Business Days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) payment of the amount payable under subparagraph (vi) below with respect to such conversion; and

(c) a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

(v) The Corporation shall not close its books against the transfer of Series B Preferred or of Common Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate (but the Corporation shall not be required to expend substantial efforts or funds) with any holder of Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

(vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of shares of a holder's Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to an amount bearing the same ratio to the fair market value of a whole share of Common Stock of the Corporation, as determined in good faith by the Corporation's Board ("Fair Market Value"), as the fractional interest to which the stockholder would otherwise be entitled bears to a whole share of Common Stock.

(vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, not less than the number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common

Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

Section 6. Optional Redemption Through Debenture Exchange.

6A. Subject to paragraph 6E of this Section, shares of Series B Preferred shall be redeemable at the option of the Corporation, at any time, in whole but not in part, through the issuance of the Corporation's 6% Convertible Subordinated Debentures due April 15, 2007 (hereinafter referred to as the "Debentures") in redemption of and exchange for the shares of Series B Preferred, in the manner provided in this Section 6.

6B. Holders of Series B Preferred will be entitled to receive $50 principal amount of the Debentures for each share of Series B Preferred held by them on the Exchange Date (as hereinafter defined).

6C. The Corporation shall mail notice of its intention to redeem through such an exchange to each holder of record of the shares of Series B Preferred no less than 30 nor more than 60 days prior to the redemption date. Such notice shall be given by first class mail, postage prepaid to the holders of record of shares of Series B Preferred at their respective addresses as the same shall appear on the books of the Corporation, specifying the effective date of the exchange (the "Exchange Date") and the place where certificates for shares of Series B Preferred are to be surrendered for Debentures and stating that dividends on shares of Series B Preferred will cease to accrue on the Exchange Date and that interest on the Debentures will accrue from the Exchange Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received the notice.

6D. If notice of redemption and exchange has been given pursuant to this Section 6, then on or after the Exchange Date (unless the Corporation shall default in issuing Debentures in redemption of and in exchange for shares of Series B Preferred) and notwithstanding that any certificates for shares of this series have not been surrendered for exchange, the rights of the holders of the Series B Preferred as stockholders of the Corporation shall cease (except the right to receive Debentures in exchange therefor and such accrued and unpaid dividends to the

date of redemption, whether or not earned or declared), and the person or persons entitled to receive the Debentures issuable upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Debentures. Upon the surrender (and endorsement, if required by the Corporation) in accordance with such notice of the certificates for shares of Series B Preferred, such certificates shall be exchanged for Debentures and such accrued dividends in accordance with this Section 6. Notwithstanding the foregoing, if notice of redemption and exchange has been given pursuant to this Section 6 and any holder of shares of Series B Preferred shall, prior to the close of business on the Business Day preceding the Exchange Date, give written notice to the Corporation pursuant to Section 5 hereof of the conversion of any or all of the shares of Series B Preferred to be redeemed and exchanged held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 5 hereof), then such redemption and exchange shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 5 hereof.

6E. If on the Exchange Date, the Corporation has failed to pay all dividends accrued and unpaid on the shares of Series B Preferred to the Exchange Date, then no shares of Series B Preferred shall be redeemed and exchanged for Debentures.

6F. In connection with the issuance of the Debentures, the Corporation will use all reasonable efforts to list the Debentures for trading on the New York Stock Exchange or, if they cannot be so listed, the Corporation will use reasonable efforts to list the Debentures on another principal national securities exchange or include them on a national quotations system.

Section 7. <u>Optional Redemption</u>.

7A. Subject to paragraph 7D of this Section 7, the Series B Preferred shall be subject to redemption on a pro-rata basis (based on the number of shares), at the option of the Corporation, in whole or from time to time in part, in each case as set forth below, (i) if at any time on and after the Closing Date and prior to the second anniversary of the Closing Date, the average Closing Price of the Common Stock for 10 consecutive trading days during such period equals or exceeds one hundred forty percent (140%) of the Conversion Price then in effect, then for a period of 60 days following the last day of such 10 day period, at a per share redemption price in cash equal to the Stated Value Per Share plus any dividends accrued and unpaid thereon to the date of redemption, and (ii) at any time on or

after the second anniversary of the Closing Date, at a per share redemption price in cash equal to the Stated Value Per Share plus any dividends accrued and unpaid thereon to the date of redemption.

7B. The Corporation shall give each holder of Series B Preferred written notice of each redemption of Series B Preferred held by such holder not less than 30 days nor more than 45 days prior to any redemption date, specifying such redemption date and the number of shares to be redeemed on such date. Notice of redemption having been so given, the number of shares to be redeemed on the redemption date as specified in such notice shall be so redeemed on the specified redemption date, except to the extent that any share of Series B Preferred which is to be so redeemed shall have been surrendered to the Corporation for conversion prior to such redemption date.

7C. Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 7 and any holder of shares of Series B Preferred shall, prior to the close of business on the Business Day preceding the date of redemption, give written notice to the Corporation pursuant to Section 5 hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 5 hereof) then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 5 hereof and any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or for the redemption and exchange of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon) immediately upon such conversion be returned to the Corporation.

7D. If on the date of redemption, the Corporation has failed to pay all dividends accrued and unpaid on the shares of Series B Preferred to be redeemed to the date of redemption then no shares of Series B Preferred shall be redeemed.

Section 8. Debentures.

8A. The Debentures will be unsecured, subordinated obligations of the Corporation, will be limited in aggregate principal amount to $17,600,000 and will mature on April 15, 2007. The Debentures will bear interest at the same annual rate as the dividends payable on the Series B Preferred, from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on March 15 and September

15 of each year, commencing with the first of such dates to occur after the Exchange Date, to the person in whose name the Debenture is registered at the close of business on the preceding March 1 and September 1, as the case may be. Interest will be payable to the holders of record as they appear on the register of the Corporation on such record dates, provided that holders of Debentures called for redemption on a redemption date falling between an interest payment record date and the interest payment date shall, in lieu of receiving such interest on the interest payment date fixed therefor, receive such interest payment together with all other accrued and unpaid interest on the date fixed for redemption (unless such holders convert such Debentures to Common Stock in which case such holders will receive such payment on the corresponding dividend payment date). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Debentures will not be subject to any sinking fund. Principal of and premium, if any, and interest on, with respect to, the Debentures will be payable by check mailed to the address of the person entitled thereto. The Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

8B. The Debentures shall be issued under an indenture, which shall be substantially in the form on file with the Secretary of the Corporation on the Closing Date ("Indenture") with a bank or trust company having assets in excess of $100 million and otherwise qualified to serve as a trustee under the Trust Indenture Act of 1939, and shall contain customary terms and conditions and comply in all respects with the Trust Indenture Act of 1939.

8C. The payment of principal of and premium, if any, and interest on, or with respect to, the Debentures will, to the extent set forth in the Indenture, be subordinated to the payment of certain senior indebtedness of the Company. The Indenture will not prohibit or limit the incurrence of any additional indebtedness.

8D. The Debentures may be converted in denominations of $1,000 or integral multiples thereof (plus interest accrued to the date of conversion) at any time prior to maturity at the option of the holder into fully paid, nonassessable shares of Common Stock at a conversion price equal to the Conversion Price. The right to convert Debentures called for redemption will expire at the close of business on the fifth Business Day prior to the redemption date (the "Conversion Termination Date") (unless the Corporation shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is redeemed).

8E. No fractional shares of Common Stock shall be issued upon conversion of the Debentures but, in lieu thereof, an appropriate amount will be paid in cash based on the Closing Price (as defined in the Indenture) on the last trading day before the conversion date.

Section 9. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of issuances and transfers of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series B Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

Section 10. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on the shares of Series B Preferred represented by such lost, stolen, destroyed or mutilated certificate.

Section 11. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 15th day of April, 1997.

Donald J. Ehrlich
President and Chief Executive Officer

ATTEST:

Connie L. Koleszar
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/14/1998
981272546 - 2273455

CERTIFICATE OF DESIGNATION
OF
SERIES C 5.5% CONVERTIBLE
PREFERRED STOCK
OF
WABASH NATIONAL CORPORATION

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

I, Donald J. Ehrlich, President and Chief Executive Officer of Wabash National Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board by the Certificate of Incorporation of the Corporation, the said Board on May 4, 1998 adopted the following resolution creating a series of 170,000 shares of Preferred Stock designated as "Series C 5.5% Convertible Preferred Stock":

RESOLVED, that pursuant to the authority vested in the Board of this Corporation (the "Board") in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it is hereby created, and the designation and amount thereof and the voting rights or powers (including voting powers), preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount.

1A. The designation of the series of Preferred Stock, $.01 par value per share, provided for herein shall be "Series C 5.5% Convertible Preferred Stock" (hereinafter referred to as the "Series C Preferred"), and the number of shares constituting the Series C Preferred shall be 170,000.

1B. All shares of Series C Preferred purchased or otherwise acquired by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series C Preferred.

\\\BA - 01802/98 - 0060170.01

1C. The Liquidation Value Per Share of the Series C Preferred shall be $100.00.

1D. The Series C Preferred shall with respect to rights upon liquidation, winding up or dissolution rank (i) junior to any other series of Preferred Stock duly established by the Board, the terms of which shall specifically provide that such series shall rank prior to the Series C Preferred, whether now existing or hereafter created (the "Senior Preferred Stock"), (ii) on a parity with any other series of Preferred Stock duly established by the Board, the terms of which do not provide that such series shall rank junior to the Series C Preferred, whether now existing or hereafter created (the "Parity Preferred Stock") including, without limitation, the Corporation's Series B 7% Cumulative Convertible Exchangeable Preferred Stock, and (iii) prior to any other series of Preferred Stock duly established by the Board, the terms of which provide that such series shall rank junior to the Series C Preferred (the "Junior Preferred Stock") and any other class or series of capital stock of the Corporation, including, without limitation, all classes of the Common Stock, par value $0.01 per share, of the Corporation, whether now existing or hereafter created (the "Common Stock"); all of such classes or series of capital stock of the Corporation to which the Series C Preferred ranks prior, including without limitation the Junior Preferred Stock and the Common Stock, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as "Junior Securities."

Section 2. Dividends.

2A. Holders of the Series C Preferred shall receive, when, as and if declared by the Board out of the funds of the Corporation legally available therefor, cash dividends at the annual rate of 5.5% per share, subject to adjustment as provided below. Dividends with respect to the Series C Preferred shall be declared and paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 1998, each a "Dividend Payment Date" (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board). Dividends on the Series C Preferred shall be cumulative (whether or not declared by the Board) and will accrue from the date of original issuance whether or not at the time such dividend shall accrue or become due or at any time there shall be funds legally available for the payment of dividends. Any dividend that is declared but not paid on the respective dividend payment date shall be increased by an amount equal to the London Interbank offered rate plus 50 basis points on the unpaid amount beginning on the date immediately following the Dividend Payment Date and

\\\BA - 61003/25 - 0065870.01

ending on the date such dividend is paid. Dividends shall be payable to the holders of record as they appear on the stock books of the transfer agent for the Corporation on such record dates, which shall be not more than 30 days preceding each Dividend Payment Date, as shall be fixed by the Board. Dividends payable on the Series C Preferred for any period shorter or longer than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series C Preferred for each full dividend period shall be computed by dividing the annual dividend rate by four.

2B. If dividends are not paid in full upon the Series C Preferred and any other Parity Preferred Stock, all dividends declared upon shares of Series C Preferred and such other Parity Preferred Stock shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series C Preferred and the other Parity Preferred Stock bear to each other the same proportion that the respective dividend rates of such shares of the Series C Preferred and the other Parity Preferred Stock bear to each other. Except as set forth above, unless full cumulative dividends on the Series C Preferred have been paid and funds set aside, dividends (other than dividends paid solely in Common Stock or Junior Securities or rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or Junior Securities nor may any Common Stock, Junior Securities or rights to acquire the foregoing be redeemed, purchased, or otherwise acquired for any consideration by the Corporation (except for repurchases from employees under employee benefit plans and by conversion into or exchange for Common Stock or Junior Securities).

Section 3. Liquidation.

In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series C Preferred shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other Junior Securities (but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any stock of the Corporation with liquidation rights senior to the Series C Preferred, including holders of Senior Preferred Stock), the Liquidation Value Per Share plus the amount of any dividends accrued thereon through the date of distribution (the "Series C Preferred Liquidation Distribution"). After the Series C Preferred Liquidation Distribution has been made, the holders of shares of Series C Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation. If the assets distributable upon such dissolution,

liquidation or winding up (as provided above) shall be insufficient to pay cash in an amount equal to the amount of the Series C Preferred Liquidation Distribution to the holders of shares of Series C Preferred and the full amounts owing upon dissolution, liquidation or winding up to holders of any class of Parity Preferred Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Series C Preferred and Parity Preferred Stock ratably in proportion to the respective amounts of the Series C Preferred Liquidation Distribution and the liquidation preferences of the Parity Preferred Stock to which they otherwise would be entitled. The merger or consolidation of the Corporation into or with one or more other non-affiliated persons or entities, a merger or consolidation of any other non-affiliated person or entity with or into the Corporation upon the completion of which the stockholders of the Corporation prior to the merger or consolidation no longer hold a majority of the outstanding equity securities of the Corporation or the transfer (by lease sale, conveyance, exchange or other transfer) of all or substantially all of the property or assets of the Corporation in a single transaction or through a series of related transactions, to another person or entity or group of affiliated persons or entities or the entering of any subsidiaries of the Corporation into any such transaction or transactions if such transactions in the aggregate would result in a sale of all or substantially all of the properties or assets of the Corporation and its subsidiaries on a consolidated basis (any such event or events, a "Reorganization Event") shall, at the option of the holders of at least 50% of the Series C Preferred, be deemed to be a Liquidation of the Corporation. In no event shall the sale, transfer, conveyance or exchange of such property to a wholly owned affiliate of the Company constitute a Reorganization Event.

Section 4. Voting Rights.

4A. The holders of the Series C Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by law or hereinafter provided, the holders of the Series C Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock and any other series of capital stock entitled to vote together with the Common Stock, as a single class, and each share of Series C Preferred shall be entitled to one vote for each share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken.

4B. Without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred, voting separately as a class, the Corporation shall not directly or indirectly (i) alter or change the provisions of the

Certificate of Incorporation (including through any Certificate of Amendment or Certificate of Designation relating to, or Certificate of Merger or Consolidation which alters or changes or converts pursuant to a merger or consolidation, the Series C Preferred) so as to adversely affect (within the meaning of Section 242(b)(2) of the General Corporation Law of the State of Delaware) the powers (including voting powers to which each such share is entitled relative to the shares of Common Stock or other capital stock outstanding immediately prior to such alteration, change or conversion except as such voting powers may be affected by the authorization of any new series of Parity Preferred Stock having the same voting rights (other than the right to vote as part of the same class as the Series C Preferred under the rights granted to the Series C Preferred under this Section 4) as Series C Preferred or by the authorization of any other shares of any class which are not entitled to vote together with Series C Preferred in any class vote), preferences or special rights of Series C Preferred or (ii) authorize or create any Senior Preferred Stock or any other class of stock senior to the Series C Preferred as to dividends or upon liquidation.

Section 5. Optional Conversion.

5A. At any time and from time to time after the initial issuance of Series C Preferred, any holder of a share of Series C Preferred may convert that share of Series C Preferred held by such holder into a number of shares of Common Stock obtained by dividing $100.00, plus the amount of accrued and unpaid dividends as of the date of conversion, by the applicable Conversion Price. The Conversion Price shall initially be $35.00.

5B. Conversion Procedure.

(i) Any holder of shares of Series C Preferred desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of such Series C Preferred to be converted, duly endorsed in favor of the Company or in blank and accompanied by proper instruments of transfer, at the principal business office of the Company (or such other place as may be designated by the Company), and shall give written notice to the Company at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

(ii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (a) below), the Company shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(b) a certificate representing any shares of Series C Preferred which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

(iii) The issuance of certificates for shares of Common Stock upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock.

(iv) The Company shall not close its books against the transfer of Series C Preferred or of Common Stock issued or issuable upon conversion of Series C Preferred in any manner which interferes with the timely conversion of Series C Preferred. The Company shall assist and cooperate (but the Company shall not be required to expend substantial efforts or funds) with any holder of Series C Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series C Preferred hereunder (including, without limitation, making any filings required to be made by the Company).

(v) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, not less than the number of shares of Common Stock issuable upon the conversion of all outstanding Series C Preferred that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which

shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

5C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, pays a dividend or distribution on its Common Stock in shares of Common Stock, combines its outstanding Common Stock into a smaller number of shares or issues any shares of Common Stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series C Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier.

5D. Reorganization, Reclassification, Consolidation, Merger or Sale. In connection with any merger, consolidation, reorganization or sale of all or substantially all of the Corporation's assets (a "Reorganization Event"), (i) the holders of Series C Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred, such shares of stock, securities, cash or other assets (or, if not practicably attainable, the reasonable equivalent thereof) as such holder would have received in connection with such Reorganization Event if such holder had converted its Series C Preferred immediately prior to such Reorganization Event, and (ii) dividends and amounts in respect of dividends hereunder payable in shares of Common Stock prior to such Reorganization Event shall be payable, in lieu of each share of Common Stock, in such shares of stock, securities, cash or other assets (or reasonable equivalent thereof) as the holder of one share of Common Stock received in connection with such Reorganization Event. The Company shall make appropriate provisions to ensure that the requirements of the previous sentence are effected.

(i) Issuance of Rights. In case at any time the Corporation shall issue to all holders of Common Stock any warrants or other rights to subscribe for or to purchase Common Stock (such warrants or rights being called "Options") whether or not such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options, shall be less than the applicable current market price of the Common Stock (deemed to be the average of the last reported sales prices for the ten consecutive trading days ending

two trading days before the date in question (or the average of the reported closing bid and asked prices, if last sale prices are not reported, on such principal securities exchange or quotation system on which the Common Stock is then listed)), then the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding on the record date for the issuance of such Options and (b) the number of shares which the aggregate proceeds from the exercise of such Options would purchase at such current market price, and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such record date and (b) the number of additional shares of Common Stock offered for subscription or purchase.

(ii) Change in Option Price. If the purchase price provided for in any Option referred to in subparagraph (i) shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price for the Series C Preferred at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchased price, at the time initially granted, issued or sold; and on the expiration of or exchange of such Option, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option, to the extent outstanding immediately prior to such expiration or termination, never been issued.

5F. Notices. As soon as reasonably practicable following any adjustment of the Conversion Price, the Company shall give written notice thereof to all holders of Series C Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

Section 6. Mandatory Conversion

(a) Each share of Series C Preferred shall automatically and without further action on the part of the holder thereof be converted into a number of shares of Common Stock determined in accordance with Paragraph 6(b) on the first business day following the earlier to occur of the following events: (i) the average trading price of a share of Common Stock during a period of twenty (20) consecutive trading days (determined by taking the average of the last reported sale prices of a share of Common Stock on the New York Stock Exchange during those twenty trading days or, if the stock is not then traded on such exchange, the average of the reported closing prices of a share of Common Stock on any national market system on which

\\\BA - 61993/29 - 0000870 01

the stock is then listed, or if the stock is not so listed, as determined in the reasonable judgment of the Board of Directors of the Corporation) exceeds the then applicable Conversion Price or (ii) whenever dividends payable on the Series C Preferred Stock shall be in arrears in an amount equal to at least two full quarterly dividends on the Series C Preferred outstanding. The Corporation shall give prompt written notice of the occurrence of any mandatory conversion event to all holders of Series C Preferred.

(b) The number of shares of Common Stock issuable upon a mandatory conversion of a share of Series C Preferred shall be: (i) equal to the number of shares of Common Stock obtained by dividing $100 plus accrued and unpaid dividends as of the date of conversion by the then applicable Conversion Price in the case of a mandatory conversion in accordance with Paragraph 6(a)(i); or (ii) equal to the number of shares of Common Stock obtained by dividing $100 plus accrued and unpaid dividends as of the date of conversion by the last reported sale price of a share of Common Stock on the New York Stock Exchange on the second business day preceding such date (or, if the stock is not then traded on such exchange, the reported closing price of a share of Common Stock on any national market system on which the Common Stock is then listed, or if the Common Stock is not so listed, the fair market value of a share of Common Stock as determined in the reasonable judgment of the Board of Directors).

Section 7. Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of issuances and transfers of Series C Preferred. Upon the surrender of any certificate representing Series C Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series C Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series C Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series C Preferred represented by the surrendered certificate.

Section 8. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss,

theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on the shares of Series C Preferred represented by such lost, stolen, destroyed or mutilated certificate.

Section 9. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 14th day of July, 1998.

Donald J. Ehrlich
President and Chief Executive Officer

ATTEST:

Connie L. Koleszar
Assist. Secretary

\\\BA - 61509/98 - 0080870.01

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:09 AM 12/28/2005
FILED 09:09 AM 12/28/2005
SRV 051064658 - 2273455 FILE

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS OF
SERIES D JUNIOR PARTICIPATING PREFERRED STOCK

of

WABASH NATIONAL CORPORATION

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

I, Robert J. Smith, Senior Vice President and Chief Financial Officer, of Wabash National Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the said Board of Directors duly adopted the following resolution creating a series of 300,000 shares of Preferred Stock designated as Series D Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation (the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series, par value $.01 per share, shall be designated as "Series D Junior Participating Preferred Stock" and the number of shares constituting such series shall be 300,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series D Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series D Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or

other distributions, other than a dividend payable in shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 8, 2005 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series D Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series D Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date set for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series D Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided by law, the holders of shares of Series D Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(C) Except as set forth herein, holders of Series D Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. <u>Certain Restrictions</u>.

(A) Whenever dividends or distributions payable on the Series D Junior Participating Preferred Stock as provided in Section 2 are not paid, thereafter and until such dividends and distributions, whether or not declared, on shares of Series D Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock; or

(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, except dividends paid ratably on the Series D Junior Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series D Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series D Junior Participating Preferred Stock shall have received $1,000 per share, plus any unpaid dividends and distributions payable thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the

"Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series D Junior Participating Preferred Stock and Common Stock, respectively, holders of Series D Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The Series D Junior Participating Preferred Stock shall not be subject to redemption by the Corporation

Section 9. Ranking. Notwithstanding anything contained herein to the contrary, the Series D Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to voting rights, the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series D Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series D Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holders, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Junior Participating Preferred Stock.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 28th day of December, 2005.

Robert J. Smith
Senior Vice President and Chief Financial Officer

Attest:

Cynthia J. Kretz
Secretary

\\\BA - 61902/0003 - 200715 v1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:09 AM 12/28/2005
FILED 09:10 AM 12/28/2005
SRV 051064662 - 2273455 FILE

CERTIFICATE OF ELIMINATION OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
WABASH NATIONAL CORPORATION

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1. The name of the corporation (hereinafter referred to as the "Corporation") is Wabash National Corporation.

2. The designation of the series of shares of stock of the Corporation to which this certificate relates is Series A Junior Participating Preferred Stock.

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the Corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

4. The Board of Directors of the Corporation has adopted the following resolution:

FURTHER RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and by Section 151(g) of the DGCL, effective upon the Final Expiration Date (as defined in the 1995 Rights Plan) the Board of Directors hereby eliminates the Series A Junior Participating Preferred Stock authorized by the Corporation, none of which is currently outstanding and none of which will be issued in the future, and that all matters set forth in the Certificate of Designation with respect to such Series A Junior Participating Preferred Stock be eliminated from the Certificate of Incorporation of the Corporation;

FURTHER RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized and directed to prepare, execute and file a Certificate of Elimination of Series A Junior Participating Preferred Stock and to take such other actions as they in their sole discretion may deem necessary or appropriate to carry out the purposes of the foregoing resolution.

5. The effective time of this certificate shall be 12:01 A.M. on December 29, 2005.

Signed on December 28, 2005

Robert J. Smith
Senior Vice President and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 PM 07/31/2009
FILED 03:21 PM 07/31/2009
SRV 090745215 - 2273455 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES E REDEEMABLE PREFERRED STOCK OF WABASH NATIONAL CORPORATION

* * * *

Adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware

* * * *

Richard J. Giromini, being the President and Chief Executive Officer of Wabash National Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the corporation is Wabash National Corporation (the "Corporation").

SECOND: The Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the "Board") the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, or other special rights, qualifications, limitations or restrictions of each series to be issued.

THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series E Redeemable Preferred Stock:

"BE IT RESOLVED, that the issuance of Series E Redeemable Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

A. Designation of Series E Preferred Stock

Section 1. Designation. The distinctive serial designation of such series is "Series E Redeemable Preferred Stock" ("Series E Preferred"). Each share of Series E Preferred shall be identical in all respects to each other share of Series E Preferred. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article B.

Section 2. Number of Shares. The number of authorized shares of Series E Preferred shall be 20,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series E Preferred then outstanding) by the Board. Shares of Series E Preferred that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Dividends.

(a) General Obligation. The holders of the Series E Preferred shall be entitled to receive preferential dividends, when and as declared by the Board or any duly authorized committee thereof, out of funds legally available for payment of dividends, as provided in this Section 3. Such dividends shall be payable by the Corporation in an amount per share of Series E Preferred (each, a "Series E Preferred Share") determined by multiplying the Dividend Rate times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred sixty-five.

(b) Payment of Dividends. Dividends on the Series E Preferred shall be paid in cash and until paid shall be accrued as set forth in Section 3(d). All dividends paid pursuant to this Section 3(b) shall be paid in equal *pro rata* proportions to the holders entitled thereto.

(c) Dividend Rate. Except as otherwise provided herein, dividends on each Series E Preferred Share shall accrue on a daily basis at the rate of 15.0% per annum (as adjusted from time to time in accordance with the terms hereof, the "Dividend Rate") of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends) from and including the Issuance Date of such Series E Preferred Share. On August 3, 2014 and on the third day of each third month thereafter, the Dividend Rate shall increase by an additional 0.5%, subject to applicable usury laws. Such dividends shall accrue whether or not they have

been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, such dividends shall be cumulative and all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be declared or paid with respect to any Junior Stock (except as otherwise expressly provided herein). The date on which the Corporation initially issues any Series E Preferred Share shall be deemed to be its date of issuance (the "Issuance Date") regardless of the number of times transfer of such Series E Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series E Preferred Share.

(d) Dividend Payment Dates; Calculation of Dividend. Dividends shall be payable in cash quarterly in arrears when and as declared by the Board, or any duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on September 30, 2009. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series E Preferred as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety-day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the record date therefor. For any Dividend Period in which dividends are not paid in full in cash on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be accumulated effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accumulated, accrued and unpaid dividends (whether accrued with respect to the Liquidation Value or any previously accrued dividends) have been paid in full .

(e) Distribution of Partial Dividend Payments. For so long as any share of Series E Preferred remains outstanding, in the event that full dividends are not paid to the holders of all outstanding shares of Series E Preferred or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of Series E Preferred and holders of Parity Stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series E Preferred and holders of Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

Section 4. Priority of Series E Preferred Shares on Dividends and Redemptions. So long as any shares of Series E Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series E Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, other than:

(a) subject to approval, to the extent required under the Investor Rights Agreement, purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

(b) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.

Subject to the provisions set forth above in Sections 3 and 4 and the restrictions contained in the Investor Rights Agreement, dividends payable in cash, stock or otherwise, as may be determined by the Board or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of Series E Preferred will not be entitled to participate in those dividends.

Section 5. Liquidation.

(a) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series E Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock and subject to the rights of the holders of any Parity Stock upon liquidation and the rights of the Corporation's creditors, an amount in cash equal to the aggregate Liquidation Value of all Series E Preferred Shares held by such holder (plus all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) and the holders of Series E Preferred shall not be entitled to any further payment or have any further right or claim to the Corporation's assets. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series E Preferred and all holders of any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed *pro rata* among such holders of Series E Preferred and holders of Parity Stock in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full. Not less than thirty days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series E Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series E Preferred Share in connection with such liquidation, dissolution or winding up.

(b) Residual Distributions. If the respective aggregate liquidating distributions to which all holders of Series E Preferred and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series E Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange

(for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemptions.

(a) Optional Redemption.

(i) Except pursuant to Section 6(b), the Corporation may not redeem the Series E Preferred prior to August 3, 2010. From and after August 3, 2010, the Corporation may at any time and from time to time redeem all or any portion of the Series E Preferred Shares then outstanding pursuant to this Section 6(a) (an "Optional Redemption"). Upon the consummation of any Optional Redemption, the Corporation shall pay to each holder of Series E Preferred a price per Series E Preferred Share (with respect to each Series E Preferred Share to be redeemed in such Optional Redemption, the "Optional Redemption Price") equal to:

(A) if such redemption occurs at any time after August 3, 2010 but on or prior to August 3, 2012, then 120% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

(B) if such redemption occurs at any time after August 3, 2012 but on or prior to August 3, 2014, then 115% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends); and

(C) if such redemption occurs at any time after August 3, 2014, then 100% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

provided that if a Change of Control occurs on or prior to the one-year anniversary of the date on which an Optional Redemption is consummated pursuant to this Section 6(a)(i), then the Corporation shall, simultaneously with or prior to such Change of Control, pay to each holder of Series E Preferred an amount per share, in cash, equal to the positive difference, if any, between (1) the Change of Control Price that would have been payable had such prior redemption been consummated as a Mandatory Redemption pursuant to Section 6(b), and (2) the applicable Optional Redemption Price.

(ii) The Corporation shall deliver notice of an Optional Redemption to the holders of Series E Preferred at least fifteen days prior to the date of such Optional Redemption (the "Optional Redemption Date"). Such notice shall state the Optional Redemption Date, the Optional Redemption Price, the number of shares of Series E Preferred to be redeemed, and the place or places where certificates for shares of Series E Preferred are to be surrendered to the Corporation for redemption by Series E Preferred holder, in the manner and at the place designated.

(iii) The number of Series E Preferred Shares to be redeemed from each holder thereof in an Optional Redemption pursuant to this Section 6(a) shall be the number of Series E Preferred Shares determined by multiplying the total number of Series E Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series E Preferred Shares then held by such holder and the denominator of which shall be the total number of Series E Preferred Shares then outstanding.

(b) Mandatory Redemption.

(i) Immediately prior to or simultaneously with the occurrence of a Change of Control or at such later time as may be specified in writing by any holder of the Series E Preferred, the Corporation shall redeem (such redemption, the "Mandatory Redemption"), upon election in writing by such holder of Series E Preferred, all of the Series E Preferred then outstanding and pay to each holder of Series E Preferred a price per Series E Preferred Share (the "Change of Control Price") equal to the Liquidation Value thereof (and the accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) plus a premium equal to 200% of the sum of (A) the Liquidation Value thereof and (B) all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends).

(ii) The Corporation shall provide each holder of Series E Preferred with not less than fifteen days' written notice prior to the occurrence of a Change of Control (the date on which such Change of Control occurs, the "Mandatory Redemption Date") or entering into an agreement providing for such Change of Control or, in the case of a Change of Control referred to in clause (ii) of the definition thereof pursuant to a tender offer of which the Corporation has no prior knowledge, promptly after the Corporation discovers that the Change of Control will occur or has occurred. Such notice shall describe in reasonable detail the material terms and the Mandatory Redemption Date (or anticipated timing, in the case of an agreement) to each holder of Series E Preferred, and the Corporation shall give each holder of Series E Preferred prompt written notice of any material change in the terms or timing of such transaction. Any such notice also shall state the Change of Control Price and that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series E Preferred are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series E Preferred to be redeemed.

(c) Mechanics of Redemption. Upon receipt of payment of the Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) with respect to each Series E Preferred Share to be redeemed by the holders of Series E Preferred, each holder of Series E Preferred will deliver the certificate(s) evidencing the Series E Preferred to be redeemed by the Corporation, unless such holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.

(d) Dividends After Redemption Date. No Series E Preferred Share shall be entitled to any dividends accruing after the date on which Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the

Mandatory Redemption) of such Series E Preferred Share is paid to the holder of such Series E Preferred Share. On such date, all rights of the holder of such Series E Preferred Share shall cease, and such Series E Preferred Share shall no longer be deemed to be issued and outstanding.

Section 7. Other Rights.

(a) Board Representation.

(i) From and after the Effective Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the "Investor Directors") to be elected to the Board. Any such nominee for Investor Director shall be subject to (A) the reasonable approval of the Board's Nominating and Corporate Governance Committee (the "Governance Committee") (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director of the Corporation; provided that the Corporation shall, at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Effective Date, the Corporation shall cause the five initial Investor Directors who are named in Section 4.1 of the Investor Rights Agreement to be elected and appointed to the Board. The Corporation from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (1) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (2) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the "Investor Director Seats") shall be filled by the Investor Directors, effective as of the Effective Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 7(a)(i) shall continue to hold office until such Investor Director's term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii).

(ii) Prior to the Common Expiration Date, at each meeting of the Corporation's stockholders at which the election of directors to the Investor Director Seats is to be considered, the Corporation shall, subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and solicit proxies from the Corporation's stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), the Corporation shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director's appointment to the Board) and shall not take any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.

(iii) The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 7(a)(i) and Section 7(a)(ii) shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors

terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.

(iv) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.

(v) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Corporation shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.

(vi) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Corporation shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 7(a)(ii)).

(vii) The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Corporation in such capacities as Investor Directors or the Board Observer.

(viii) Until the Majority Trailer Investors cease to hold, or cease to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Corporation, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the "Board Observer") to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.

(ix) Subject to (A) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Corporation shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one

representative) on the boards (or equivalent governing body) of each Subsidiary (each, a "Sub Board"), and each committee of the Board (other than the Audit Committee of the Board (the "Audit Committee") to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Corporation shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries.

(x) The Corporation shall purchase and maintain directors' and officers' liability insurance policy covering each Investor Director effective from the Effective Date (or such later date as such Investor Director is appointed pursuant to Section 7(a)(i) or Section 7(a)(ii)) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director's death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii), a directors' and officers' liability insurance tail policy for such Investor Director.

(b) Approval of the Majority Trailer Investors.

(i) From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:

(A) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Series E Preferred, Series F Preferred or Series G Preferred (including, in each case, any redemption thereof) as permitted by the Certificates of Designation;

(B) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (2) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;

(C) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Corporation or a wholly-owned direct or indirect Subsidiary of the Corporation), except for (1) reasonable advances to employees in the ordinary course of business consistent with past practice, (2) investments having a stated maturity no greater than one year from the date on which the Corporation or any of its Subsidiaries makes such investment in (a) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (b) certificates of deposit of commercial banks having combined

capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (c) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., and (3) investments expressly permitted pursuant to Section 7(b)(i)(E);

(D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

(E) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Corporation and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Corporation and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as each such term is defined in the Senior Loan Agreement, as in effect on the Effective Date) (such ratio, the "Leverage Ratio") after giving effect to such acquisition is less than 6:1;

(F) reclassify or recapitalize any securities of the Corporation or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;

(G) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;

(H) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Corporation's or any of its Subsidiaries' Affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Certificate of Designation, the Investor Rights Agreement or the Purchase Agreement;

(I) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (1) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (2) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (2), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Corporation's and its Subsidiaries' working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;

(J) (A) engage in any transaction that results in a Change of Control unless the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm's length sale to a third Person that is not an Affiliate of the Corporation or any of its Subsidiaries of the real estate and manufacturing facilities of the Corporation that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

(K) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any Subsidiary or (B) restrict the Corporation's or any of its Subsidiaries' right or ability to perform the provisions of this Certificate of Designation, the Investor Rights Agreement or any of the other Transaction Documents or to conduct its business as conducted as of the Effective Date;

(L) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Corporation or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Corporation or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including

the relative preferences and priorities of the Series E Preferred, the Series F Preferred or the Series G Preferred); or

(M) (1) increase the size of the Board or any Sub Board or (2) create or change any committee of the Board or any Sub Board.

(ii) If the Corporation violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:

(A) approve the annual budget of the Corporation and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or

(B) approve the employment or termination by the Board of any member of senior management of the Corporation.

(c) Affirmative Covenants. From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Corporation shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):

(i) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;

(ii) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 7(d)(ii) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;

(iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(iv) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(v) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;

(vi) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Corporation and its Subsidiaries and engaged in similar lines of business as the Corporation and its Subsidiaries;

(vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

(viii) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.

(d) <u>Information Rights</u>.

(i) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, at any time that the Corporation is not required to file periodic reports with the SEC, the Corporation shall deliver to each Preferred Investor and/or Common Investor, as applicable:

> (A) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Corporation, for each of the Corporation and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder's equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Majority Common Investors;
>
> (B) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Corporation, for the Corporation and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(C) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;

(D) with respect to the financial statements called for in subsections (B) and (C) of this Section 7(d)(i), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Corporation and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Corporation and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;

(E) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Corporation and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and

(F) such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.

(ii) Notwithstanding the foregoing, at all times, the Corporation shall use commercially reasonable efforts to deliver the financial statements listed Section 7(d)(i)(A), Section 7(d)(i)(B) and Section 7(d)(i)(C) promptly after such statements are internally available.

(iii) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, (a) the Corporation shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor's consultants and advisors, to visit and inspect the Corporation's and its Subsidiaries' properties, to examine their respective books of account and records and to discuss the Corporation's and its Subsidiaries' affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (b) the Corporation shall, with reasonable promptness, provide to each Preferred Investor and/or Common Investor, as applicable, such other information and financial data concerning the Corporation and its Subsidiaries as such Investor may reasonably request.

(iv) For so long as (A) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Trailer Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors' interests in the Corporation.

(v) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Corporation, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Corporation and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Corporation and any revisions of such annual or other budgets or forecasts.

(e) Right Of First Refusal.

(i) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Section 7(e), to participate in any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.

(ii) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Corporation shall deliver a written notice (each, a "Subsequent Financing Notice") to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Corporation (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.

(iii) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 7(e)(v) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Corporation within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the "Election Period"). If the Trailer Investors elect to participate in the Subsequent Financing, then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Corporation and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Corporation that they do not elect to participate in such Subsequent Financing.

(iv) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (A) its Pro Rata Portion of the Subsequent Financing, plus (B) a pro rata amount (based upon the relative amount

of the participating Trailer Investors' respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (1) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (2) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, "Pro Rata Portion" means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 7(e)(iv), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this Section 7(e)(iv).

(v) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Corporation must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 7(e) (and, for the avoidance of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 7(e)).

(vi) Notwithstanding any other provision in this Certificate of Designation to the contrary, the Trailer Investors' rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Corporation shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.

(vii) Upon reasonable prior notice, the Corporation shall make available, during normal business hours, for inspection and review by the Trailer Investors and the representatives of and advisors to the Trailer Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of such review, and cause the Corporation's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Trailer Investors or any such representative or advisor, in each case, for the sole purpose of enabling the Trailer Investors and such representatives and advisors and their respective accountants and attorneys to conduct due diligence with respect to the Corporation in connection with such Subsequent Financing.

(viii) The Corporation shall not disclose material non-public information to the Trailer Investors, or to advisors to or representatives of the Trailer Investors, unless prior to disclosure of such information the Corporation identifies such information as being material non-public information and provides the Trailer Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and any Trailer Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto; provided, however, that the foregoing shall not restrict the Corporation from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.

Section 8. Events of Noncompliance.

(a) Definition. An "Event of Noncompliance" shall have occurred if:

(i) the Corporation fails to make any regular quarterly payment of dividends in cash with respect to the Series E Preferred, beginning with the September 30, 2011 Dividend Payment Date;

(ii) the Corporation fails to make any redemption payment with respect to the Series E Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(iii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 7 hereof or Article II of the Investor Rights Agreement and, if such breach, failure or Event of Noncompliance, as applicable, is capable of being cured, such breach or failure continues for a period of thirty days or longer;

(iv) any representation or warranty contained in Section 3.2, 3.3 or 3.4 of the Purchase Agreement was not true and correct in all respects, at and as of the Issuance Date;

(v) the Corporation violates or is in breach of the Financial Performance Levels (as defined in the Investor Rights Agreement) and such violation continues for a period of one hundred eighty days or longer; or

(vi) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Corporation or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Corporation or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any of its Subsidiaries or of any substantial part of the assets of the Corporation or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary of the Corporation) relating to the Corporation or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any of its Subsidiaries and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty days.

The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b) Consequences of Events of Noncompliance.

(i) If any Event of Noncompliance has occurred and is continuing, then the dividend rate on the Series E Preferred from and after the occurrence of such Event of Noncompliance shall increase immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the Event of Noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 Dividend Payment Date (whether or not the Corporation is legally able to pay the dividends), the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If any Specified Event of Noncompliance has occurred and is continuing, then the holder or holders of a majority of the Series E Preferred then outstanding may demand (by written notice delivered to the Corporation), subject to any limitations contained in the Senior Credit Agreement, immediate redemption of all or any portion of the Series E Preferred owned by such holder or holders at a price per Series E Preferred Share equal to the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends). The Corporation shall give prompt written notice of such election to the other holders of Series E Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series E Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series E Preferred as to which rights under this paragraph have been exercised within twenty days after receipt of the initial demand for redemption.

(iii) If any Event of Noncompliance exists, each holder of Series E Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 9. Conversion. Holders of Series E Preferred shall have no right to exchange or convert such shares into any other securities.

Section 10. Voting Rights. Except as otherwise provided herein, in the Investor Rights Agreement and as otherwise required by applicable law, the Series E Preferred Shares shall have no voting rights; provided that each holder of Series E Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or the Bylaws that would alter or change the preferences or special rights of the Series E Preferred Shares without the prior written consent of the holders of a majority of the Series E Preferred

Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series E Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series E Preferred or the times at which redemption of Series E Preferred is to occur, or (b) the percentage required to approve any change described in this Section 11 without the prior written consent of the holders of at least 75% of the Series E Preferred then outstanding; and provided further that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series E Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series E Preferred then outstanding.

Section 12. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series E Preferred Shares. Except in connection with Optional Redemption, Mandatory Redemption or as otherwise set forth herein, upon the surrender of any certificate representing Series E Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series E Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series E Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series E Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series E Preferred Shares represented by the surrendered certificate.

Section 13. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series E Preferred may deem and treat the record holder of any share of Series E Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series E Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series E Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 15. Redeemed or Otherwise Acquired Shares. Any shares of Series E Preferred that are redeemed or otherwise acquired by the Corporation by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall revert to authorized but unissued shares of Preferred Stock, provided, that any such cancelled shares of

Series E Preferred shall not be reissued, sold or transferred as shares of Series E Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series E Preferred accordingly.

Section 16. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any holder of Series E Preferred, at such holder's address as it from time to time appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notwithstanding anything herein to the contrary, if Series E Preferred is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series E Preferred in any manner permitted by such facility.

Section 17. Specific Performance. The Corporation hereby acknowledges and agrees that the failure of the Corporation to perform its obligations hereunder, including its failure to pay dividends when due and payable, will cause irreparable injury to the holder of the Series E Preferred, for which damages, even if available, will not be an adequate remedy. Accordingly, the Corporation hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Corporation's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 18. No Preemptive Rights. Except as set forth in the Investor Rights Agreement, no share of Series E Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 19. Limitations under Senior Loan Agreement. Except for payments for which there is an express provision herein for restrictions related to the Senior Loan Agreement, in the event a payment is required to be made by the Corporation hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Loan Agreement, the Corporation shall not be in default with respect to non-payment of such payment or the portion thereof, in each case that is not so permitted (the "Deferred Portion"). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to occur of (a) when permitted by the Senior Loan Agreement and (b) when all loans under the Senior Loan Agreement have been paid off.

Section 20. Other Terms. Shares of Series E Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.

Section 21. Indemnity; Expenses.

(a) The Corporation shall indemnify, exonerate and hold each of the holders of Series E Preferred (each, an "Indemnified Person") free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys' and accountants' fees and expenses) incurred by the Indemnified Persons or any of them before or after the Date of Issuance (collectively, the "Indemnified Liabilities"), as a result of, arising out of, or in any way relating to (i) the operations of the Corporation or any of its Subsidiaries or (ii) its capacity as a stockholder or owner of securities of the Corporation (including litigation related thereto); in each case excluding any loss in value of any investment in the Corporation by any Indemnified Person; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnified Persons shall in any event be liable to the Corporation, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Indemnified Person.

(b) All reasonable costs and expenses incurred by any holder of Series E Preferred (i) in exercising or enforcing any rights afforded to such holder under this Certificate of Designation or the other Transaction Documents, (ii) in amending, modifying, or revising this Certificate of Designation or any other Certificate of Designation, the Investor Rights Agreement or the Warrant, or (iii) in connection with any transaction, claim, or event which such holder reasonably believes affects the Corporation and as to which such holder seeks the advice of counsel, shall be paid or reimbursed by the Corporation.

B. Definitions.

The following terms shall have the meanings specified:

"Affiliate" means (i) with respect to the Corporation, (A) any other Person (other than the Subsidiaries of the Corporation) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Corporation, and (C) any officer, director or employee of the Corporation, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Corporation, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.

"Audit Committee" has the meaning set forth in Article Third, Section 7(a)(ix) hereof.

"Board" has the meaning set forth in Article Second hereof.

"Board Observer" has the meaning set forth in Article Third, Section 7(a)(viii) hereof.

"Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

"Bylaws" means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

"Certificate of Incorporation" has the meaning set forth in Article Second hereof.

"Certificate of Designation" means the this Certificate of Designation, the Series F Certificate of Designation or the Series G Certificate of Designation, as applicable, and "Certificates of Designation" means each of the foregoing, collectively.

"Change of Control" means (i) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (ii) any sale, transfer or issuance or series of related sales, transfers and/or issuance of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than Trailer or any of its Affiliates becoming the beneficial owners of greater than 50.0% of the Corporation's issued and outstanding Common Stock, (iii) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than other than Trailer or any of its Affiliates is beneficial owner of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board or the surviving Person's board of directors (or similar governing body) or becomes the beneficial owner of greater than 50.0% of the Corporation's or such surviving Person's issued and outstanding Common Stock, (iv) any sale, transfer, issuance or series of related sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in Trailer or any of its Affiliates acquiring all of the Corporation's issued and outstanding Common Stock (other than any portion agreed by any holder of Common Stock to be rolled over or invested in an Affiliate of Trailer in connection with such acquisition) or a "going private" transaction of the Corporation that is led by Trailer or any of its Affiliates, or (v) a merger or consolidation with or into another Person, pursuant to which the holders of equity or equity linked instruments of the Corporation at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the Person surviving or resulting from the merger or consolidation, or of a Person owning a majority of the total equity of such surviving or resulting Person.

"Change of Control Price" has the meaning set forth in Article Third, Section 6(b)(i) hereof.

"Common Expiration Date" means the date on which the Trailer Investors cease to hold, or cease to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation.

"Common Investors" means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the Effective Date.

"Common Stock" means, collectively, the shares of the Corporation's Common Stock, par value $0.01 per share.

"Control" (including the terms "Controlling," "Controlled by" or "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Corporation" has the meaning set forth in Article First hereof.

"Dividend Payment Date" has the meaning set forth in Article Third, Section 3(d) hereof.

"Dividend Period" means the period from, and including, the initial Issuance Date to, but not including, the first Dividend Payment Date following the Issuance Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

"Dividend Rate" has the meaning set forth in Article Third, Section 3(c) hereof.

"Effective Date" means August 3, 2009.

"Election Period" has the meaning set forth in Article Third, Section 7(f)(iii) hereof.

"Event of Noncompliance" has the meaning set forth in Article Third, Section 8(a) hereof.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Existing Loan Agreement" has the meaning set forth in the definition of Senior Loan Agreement.

"Fair Market Value" means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system or on the principal stock exchange where Common Stock is traded (as reported in *The Wall Street Journal*) for a period of five days consisting of, for the purposes of Article Third, Section 7(e), the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date; provided that if the Common Stock is not traded on

any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.

"Financial Performance Levels" means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Corporation and its Subsidiaries.

"GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

"Governance Committee" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Indebtedness" means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Corporation and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Corporation or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers' acceptances or similar credit transactions issued for the account of the Corporation or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Corporation or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.

"Indemnified Liabilities" has the meaning set forth in Article Third, Section 20(a) hereof.

"Indemnified Person" has the meaning set forth in Article Third, Section 20(a) hereof.

"Investor Director Seats" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Investor Directors" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of the Effective Date, by and between the Corporation and Trailer Investments, LLC, as such

agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

"Investor" or "Investors" means, as applicable, Trailer and/or any of its Permitted Transferees.

"Issuance Date" has the meaning set forth in Article Third, Section 3(c) hereof.

"Lien" means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.

"Junior Stock" means, collectively, the Common Stock and any capital stock or other equity security of the Corporation that (i) does not expressly provide that it ranks senior in preference or priority to or on parity with the Series E Preferred Shares, or (ii) was not approved by the holders of a majority of the Series E Preferred Shares then outstanding, except for the Series E Preferred, the Series F Preferred and the Series G Preferred.

"Leverage Ratio" has the meaning set forth in Article Third, Section 7(b)(i)(E) hereof.

"Liquidation Value" means, as of any particular date and with respect to any Series E Preferred Share, an amount equal to $1,000.

"Majority Common Investors" means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.

"Majority Trailer Investors" means the Trailer Investors from time to time holding (i) at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.

"Mandatory Redemption" has the meaning set forth in Article Third, Section 6(b)(i) hereof.

"NYSE Limitation" means the maximum number of securities of the Corporation that could be issued by the Corporation to the Trailer Investors without triggering a requirement to obtain the approval of the Corporation's shareholders of such issuance pursuant to Section 312.03 of the New York Stock Exchange Listed Corporation Manual, as in effect on the date of issuance of such shares of Common Stock.

"Optional Redemption" has the meaning set forth in Article Third, Section 6(a)(i) hereof.

"Optional Redemption Price" has the meaning set forth in Article Third, Section 6(a)(ii) hereof.

"Optional Redemption Price" has the meaning set forth in Article Third, Section 6(a)(i) hereof.

"Parity Stock" means the Series E Preferred, the Series F Preferred and the Series G Preferred.

"Permitted Transferee" means (i) with respect to the Series E Preferred, the Series F Preferred and the Series G Preferred, any Person who acquires all or any portion of the Series E Preferred, the Series F Preferred or the Series G Preferred from Trailer (or any other Permitted Transferee) after the Effective Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Effective Date. Any such transferee shall become bound by the terms of the Investor Rights Agreement as an additional Preferred Investor, Investor and/or Common Investor (as each such term is defined in the Investor Rights Agreement), as applicable, by executing and delivering to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation and such transferee. The Corporation shall be furnished with at least three Business Days' prior written notice of the name and address of such transferee and the securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of the Investor Rights Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Corporation and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in the Investor Rights Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, thereunder.

"Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or department, agency or political subdivision thereof.

"Preferred Expiration Date" means the date on which the Trailer Investors cease to hold at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.

"Preferred Investors" means, collectively, the Investors from time to time holding the shares of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.

"Preferred Stock" means, collectively, the Corporation's preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

"Pro Rata Portion" has the meaning set forth in Article Third, Section 7(f)(iv) hereof.

"Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 17, 2009, by and between the Corporation and Trailer Investments, LLC, as such

agreement may from time to time be amended, supplemented or modified in accordance with its terms.

"Registrable Securities" means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement (as defined in the Investor Rights Agreement) or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).

"Restricted Payment" means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Corporation or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Corporation, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Corporation and its Subsidiaries.

"SEC" means the United States Securities and Exchange Commission.

"SEC Filings" means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Loan Agreement" means the Corporation's Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July 17, 2009 (as amended, modified or otherwise restated from time to time) (the "Existing Loan Agreement"), and any agreement relating to a refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.

"Series E Preferred" has the meaning set forth in Article Third, Section 1 hereof.

"Series E Preferred Share" has the meaning set forth in Article Third, Section 3(a) hereof.

"Series F Certificate of Designation" means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series F Preferred.

"Series F Preferred" means the Corporation's Series F Redeemable Preferred Stock, par value $0.01 per share.

"Series G Certificate of Designation" means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred.

"Series G Preferred" means the Corporation's Series G Redeemable Preferred Stock, par value $0.01 per share.

"Specified Event of Noncompliance" means any Event of Noncompliance described in Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii) (provided that, in the case of any Event of Default arising out of Section 7(b)(i), Section 7(c) or Section 7(d) hereof, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Corporation or any of its Subsidiaries), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi).

"Sub Board" has the meaning set forth in Article Third, Section 7(a)(ix) hereof.

"Subsequent Financing" means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Corporation (or any of its Subsidiaries, as applicable) following the Effective Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Certificate of Designation.

"Subsequent Financing Notice" has the meaning set forth in Article Third, Section 7(f)(ii) hereof.

"Subsidiary," when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.

"Total Value" means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate liquidation value (plus accumulated, accrued and unpaid dividends) of the Series E Preferred, Series F Preferred and Series G Preferred held by such Investor at such time.

"Trailer" means Trailer Investments, LLC, a Delaware limited liability company.

"Trailer Investors" means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).

"Transaction Documents" means the Investor Rights Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.

"Transfer" means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares, the Series E Preferred, the Series F Preferred and/or the Series G Preferred.

"Warrant" means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the Effective Date, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.

"Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrant.

FOURTH: The Series E Preferred Stock shall be created upon filing this Certificate of Designation.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of July 31, 2009.

WABASH NATIONAL CORPORATION,
a Delaware corporation

By: [signature]
Name: Richard J. Giromini
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 PM 07/31/2009
FILED 03:36 PM 07/31/2009
SRV 090745241 - 2273455 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES F REDEEMABLE PREFERRED STOCK
OF
WABASH NATIONAL CORPORATION

* * * *

Adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware

* * * *

Richard J. Giromini, being the President and Chief Executive Officer of Wabash National Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the corporation is Wabash National Corporation (the "Corporation").

SECOND: The Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the "Board") the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, or other special rights, qualifications, limitations or restrictions of each series to be issued.

THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series F Redeemable Preferred Stock:

"BE IT RESOLVED, that the issuance of Series F Redeemable Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

A. Designation of Series F Preferred Stock

Section 1. Designation. The distinctive serial designation of such series is "Series F Redeemable Preferred Stock" ("Series F Preferred"). Each share of Series F Preferred shall be identical in all respects to each other share of Series F Preferred. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article B.

Section 2. Number of Shares. The number of authorized shares of Series F Preferred shall be 5,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series F Preferred then outstanding) by the Board. Shares of Series F Preferred that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Dividends.

(a) General Obligation. The holders of the Series F Preferred shall be entitled to receive preferential dividends, when and as declared by the Board or any duly authorized committee thereof, out of funds legally available for payment of dividends, as provided in this Section 3. Such dividends shall be payable by the Corporation in an amount per share of Series F Preferred (each, a "Series F Preferred Share") determined by multiplying the Dividend Rate times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred sixty-five.

(b) Payment of Dividends. Dividends on the Series F Preferred shall be paid in cash and until paid shall be accrued as set forth in Section 3(d). All dividends paid pursuant to this Section 3(b) shall be paid in equal *pro rata* proportions to the holders entitled thereto.

(c) Dividend Rate. Except as otherwise provided herein, dividends on each Series F Preferred Share shall accrue on a daily basis at the rate of 16.0% per annum (as adjusted from time to time in accordance with the terms hereof, the "Dividend Rate") of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends) from and including the Issuance Date of such Series F Preferred Share. On August 3, 2014 and on the third day of each third month thereafter, the Dividend Rate shall increase by an additional 0.5%, subject to applicable usury laws. Such dividends shall accrue whether or not they have

been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, such dividends shall be cumulative and all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be declared or paid with respect to any Junior Stock (except as otherwise expressly provided herein). The date on which the Corporation initially issues any Series F Preferred Share shall be deemed to be its date of issuance (the "Issuance Date") regardless of the number of times transfer of such Series F Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series F Preferred Share.

(d) Dividend Payment Dates; Calculation of Dividend. Dividends shall be payable in cash quarterly in arrears when and as declared by the Board, or any duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on September 30, 2009. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series F Preferred as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety-day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the record date therefor. For any Dividend Period in which dividends are not paid in full in cash on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be accumulated effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accumulated, accrued and unpaid dividends (whether accrued with respect to the Liquidation Value or any previously accrued dividends) have been paid in full .

(e) Distribution of Partial Dividend Payments. For so long as any share of Series F Preferred remains outstanding, in the event that full dividends are not paid to the holders of all outstanding shares of Series F Preferred or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of Series F Preferred and holders of Parity Stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series F Preferred and holders of Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

Section 4. Priority of Series F Preferred Shares on Dividends and Redemptions. So long as any shares of Series F Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series F Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, other than:

(a) subject to approval, to the extent required under the Investor Rights Agreement, purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

(b) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.

Subject to the provisions set forth above in Sections 3 and 4 and the restrictions contained in the Investor Rights Agreement, dividends payable in cash, stock or otherwise, as may be determined by the Board or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of Series F Preferred will not be entitled to participate in those dividends.

Section 5. Liquidation.

(a) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series F Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock and subject to the rights of the holders of any Parity Stock upon liquidation and the rights of the Corporation's creditors, an amount in cash equal to the aggregate Liquidation Value of all Series F Preferred Shares held by such holder (plus all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) and the holders of Series F Preferred shall not be entitled to any further payment or have any further right or claim to the Corporation's assets. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series F Preferred and all holders of any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed *pro rata* among such holders of Series F Preferred and holders of Parity Stock in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full. Not less than thirty days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series F Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series F Preferred Share in connection with such liquidation, dissolution or winding up.

(b) Residual Distributions. If the respective aggregate liquidating distributions to which all holders of Series F Preferred and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series F Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange

(for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemptions.

(a) Optional Redemption.

(i) Except pursuant to Section 6(b), the Corporation may not redeem the Series F Preferred prior to August 3, 2010. From and after August 3, 2010, the Corporation may at any time and from time to time redeem all or any portion of the Series F Preferred Shares then outstanding pursuant to this Section 6(a) (an "Optional Redemption"). Upon the consummation of any Optional Redemption, the Corporation shall pay to each holder of Series F Preferred a price per Series F Preferred Share (with respect to each Series F Preferred Share to be redeemed in such Optional Redemption, the "Optional Redemption Price") equal to:

(A) if such redemption occurs at any time after August 3, 2010 but on or prior to August 3, 2012, then 120% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

(B) if such redemption occurs at any time after August 3, 2012 but on or prior to August 3, 2014, then 115% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends); and

(C) if such redemption occurs at any time after August 3, 2014, then 100% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

provided that if a Change of Control occurs on or prior to the one-year anniversary of the date on which an Optional Redemption is consummated pursuant to this Section 6(a)(i), then the Corporation shall, simultaneously with or prior to such Change of Control, pay to each holder of Series F Preferred an amount per share, in cash, equal to the positive difference, if any, between (1) the Change of Control Price that would have been payable had such prior redemption been consummated as a Mandatory Redemption pursuant to Section 6(b), and (2) the applicable Optional Redemption Price.

(ii) The Corporation shall deliver notice of an Optional Redemption to the holders of Series F Preferred at least fifteen days prior to the date of such Optional Redemption (the "Optional Redemption Date"). Such notice shall state the Optional Redemption Date, the Optional Redemption Price, the number of shares of Series F Preferred to be redeemed, and the place or places where certificates for shares of Series F Preferred are to be surrendered to the Corporation for redemption by Series F Preferred holder, in the manner and at the place designated.

(iii) The number of Series F Preferred Shares to be redeemed from each holder thereof in an Optional Redemption pursuant to this Section 6(a) shall be the number of Series F Preferred Shares determined by multiplying the total number of Series F Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series F Preferred Shares then held by such holder and the denominator of which shall be the total number of Series F Preferred Shares then outstanding.

(b) Mandatory Redemption.

(i) Immediately prior to or simultaneously with the occurrence of a Change of Control or at such later time as may be specified in writing by any holder of the Series F Preferred, the Corporation shall redeem (such redemption, the "Mandatory Redemption"), upon election in writing by such holder of Series F Preferred, all of the Series F Preferred then outstanding and pay to each holder of Series F Preferred a price per Series F Preferred Share (the "Change of Control Price") equal to the Liquidation Value thereof (and the accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) plus a premium equal to 200% of the sum of (A) the Liquidation Value thereof and (B) all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends).

(ii) The Corporation shall provide each holder of Series F Preferred with not less than fifteen days' written notice prior to the occurrence of a Change of Control (the date on which such Change of Control occurs, the "Mandatory Redemption Date") or entering into an agreement providing for such Change of Control or, in the case of a Change of Control referred to in clause (ii) of the definition thereof pursuant to a tender offer of which the Corporation has no prior knowledge, promptly after the Corporation discovers that the Change of Control will occur or has occurred. Such notice shall describe in reasonable detail the material terms and the Mandatory Redemption Date (or anticipated timing, in the case of an agreement) to each holder of Series F Preferred, and the Corporation shall give each holder of Series F Preferred prompt written notice of any material change in the terms or timing of such transaction. Any such notice also shall state the Change of Control Price and that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series F Preferred are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series F Preferred to be redeemed.

(c) Mechanics of Redemption. Upon receipt of payment of the Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) with respect to each Series F Preferred Share to be redeemed by the holders of Series F Preferred, each holder of Series F Preferred will deliver the certificate(s) evidencing the Series F Preferred to be redeemed by the Corporation, unless such holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.

(d) Dividends After Redemption Date. No Series F Preferred Share shall be entitled to any dividends accruing after the date on which Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the

Mandatory Redemption) of such Series F Preferred Share is paid to the holder of such Series F Preferred Share. On such date, all rights of the holder of such Series F Preferred Share shall cease, and such Series F Preferred Share shall no longer be deemed to be issued and outstanding.

Section 7. Other Rights.

(a) Board Representation.

(i) From and after the Effective Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the "Investor Directors") to be elected to the Board. Any such nominee for Investor Director shall be subject to (A) the reasonable approval of the Board's Nominating and Corporate Governance Committee (the "Governance Committee") (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director of the Corporation; provided that the Corporation shall, at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Effective Date, the Corporation shall cause the five initial Investor Directors who are named in Section 4.1 of the Investor Rights Agreement to be elected and appointed to the Board. The Corporation from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (1) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (2) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the "Investor Director Seats") shall be filled by the Investor Directors, effective as of the Effective Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 7(a)(i) shall continue to hold office until such Investor Director's term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii).

(ii) Prior to the Common Expiration Date, at each meeting of the Corporation's stockholders at which the election of directors to the Investor Director Seats is to be considered, the Corporation shall, subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and solicit proxies from the Corporation's stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), the Corporation shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director's appointment to the Board) and shall not take any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.

(iii) The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 7(a)(i) and Section 7(a)(ii) shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors

terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.

(iv) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.

(v) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Corporation shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.

(vi) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Corporation shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 7(a)(ii)).

(vii) The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Corporation in such capacities as Investor Directors or the Board Observer.

(viii) Until the Majority Trailer Investors cease to hold, or cease to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Corporation, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the "Board Observer") to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.

(ix) Subject to (A) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Corporation shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one

representative) on the boards (or equivalent governing body) of each Subsidiary (each, a "Sub Board"), and each committee of the Board (other than the Audit Committee of the Board (the "Audit Committee") to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Corporation shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries.

(x) The Corporation shall purchase and maintain directors' and officers' liability insurance policy covering each Investor Director effective from the Effective Date (or such later date as such Investor Director is appointed pursuant to Section 7(a)(i) or Section 7(a)(ii)) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director's death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii), a directors' and officers' liability insurance tail policy for such Investor Director.

(b) Approval of the Majority Trailer Investors.

(i) From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:

(A) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Series E Preferred, Series F Preferred or Series G Preferred (including, in each case, any redemption thereof) as permitted by the Certificates of Designation;

(B) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (2) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;

(C) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Corporation or a wholly-owned direct or indirect Subsidiary of the Corporation), except for (1) reasonable advances to employees in the ordinary course of business consistent with past practice, (2) investments having a stated maturity no greater than one year from the date on which the Corporation or any of its Subsidiaries makes such investment in (a) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (b) certificates of deposit of commercial banks having combined

capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (c) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., and (3) investments expressly permitted pursuant to Section 7(b)(i)(E);

(D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

(E) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Corporation and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Corporation and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as each such term is defined in the Senior Loan Agreement, as in effect on the Effective Date) (such ratio, the "Leverage Ratio") after giving effect to such acquisition is less than 6:1;

(F) reclassify or recapitalize any securities of the Corporation or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;

(G) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;

(H) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Corporation's or any of its Subsidiaries' Affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Certificate of Designation, the Investor Rights Agreement or the Purchase Agreement;

(I) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (1) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (2) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (2), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Corporation's and its Subsidiaries' working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;

(J) (A) engage in any transaction that results in a Change of Control unless the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm's length sale to a third Person that is not an Affiliate of the Corporation or any of its Subsidiaries of the real estate and manufacturing facilities of the Corporation that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

(K) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any Subsidiary or (B) restrict the Corporation's or any of its Subsidiaries' right or ability to perform the provisions of this Certificate of Designation, the Investor Rights Agreement or any of the other Transaction Documents or to conduct its business as conducted as of the Effective Date;

(L) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Corporation or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Corporation or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including

the relative preferences and priorities of the Series E Preferred, the Series F Preferred or the Series G Preferred); or

(M) (1) increase the size of the Board or any Sub Board or (2) create or change any committee of the Board or any Sub Board.

(ii) If the Corporation violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:

(A) approve the annual budget of the Corporation and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or

(B) approve the employment or termination by the Board of any member of senior management of the Corporation.

(c) Affirmative Covenants. From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Corporation shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):

(i) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;

(ii) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 7(d)(ii) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;

(iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(iv) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(v) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;

(vi) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Corporation and its Subsidiaries and engaged in similar lines of business as the Corporation and its Subsidiaries;

(vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

(viii) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.

(d) Information Rights.

(i) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, at any time that the Corporation is not required to file periodic reports with the SEC, the Corporation shall deliver to each Preferred Investor and/or Common Investor, as applicable:

(A) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Corporation, for each of the Corporation and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder's equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Majority Common Investors;

(B) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Corporation, for the Corporation and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(C) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;

(D) with respect to the financial statements called for in subsections (B) and (C) of this Section 7(d)(i), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Corporation and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Corporation and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;

(E) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Corporation and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and

(F) such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.

(ii) Notwithstanding the foregoing, at all times, the Corporation shall use commercially reasonable efforts to deliver the financial statements listed Section 7(d)(i)(A), Section 7(d)(i)(B) and Section 7(d)(i)(C) promptly after such statements are internally available.

(iii) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, (a) the Corporation shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor's consultants and advisors, to visit and inspect the Corporation's and its Subsidiaries' properties, to examine their respective books of account and records and to discuss the Corporation's and its Subsidiaries' affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (b) the Corporation shall, with reasonable promptness, provide to each Preferred Investor and/or Common Investor, as applicable, such other information and financial data concerning the Corporation and its Subsidiaries as such Investor may reasonably request.

(iv) For so long as (A) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Trailer Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors' interests in the Corporation.

(v) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Corporation, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Corporation and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Corporation and any revisions of such annual or other budgets or forecasts.

(e) Right Of First Refusal.

(i) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Section 7(e), to participate in any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.

(ii) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Corporation shall deliver a written notice (each, a "Subsequent Financing Notice") to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Corporation (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.

(iii) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 7(e)(v) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Corporation within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the "Election Period"). If the Trailer Investors elect to participate in the Subsequent Financing, then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Corporation and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Corporation that they do not elect to participate in such Subsequent Financing.

(iv) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (A) its Pro Rata Portion of the Subsequent Financing, plus (B) a pro rata amount (based upon the relative amount

of the participating Trailer Investors' respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (1) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (2) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, "Pro Rata Portion" means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 7(e)(iv), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this Section 7(e)(iv).

(v) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Corporation must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 7(e) (and, for the avoidance of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 7(e)).

(vi) Notwithstanding any other provision in this Certificate of Designation to the contrary, the Trailer Investors' rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Corporation shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.

(vii) Upon reasonable prior notice, the Corporation shall make available, during normal business hours, for inspection and review by the Trailer Investors and the representatives of and advisors to the Trailer Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of such review, and cause the Corporation's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Trailer Investors or any such representative or advisor, in each case, for the sole purpose of enabling the Trailer Investors and such representatives and advisors and their respective accountants and attorneys to conduct due diligence with respect to the Corporation in connection with such Subsequent Financing.

(viii) The Corporation shall not disclose material non-public information to the Trailer Investors, or to advisors to or representatives of the Trailer Investors, unless prior to disclosure of such information the Corporation identifies such information as being material non-public information and provides the Trailer Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and any Trailer Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto; provided, however, that the foregoing shall not restrict the Corporation from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.

Section 8. Events of Noncompliance.

(a) Definition. An "Event of Noncompliance" shall have occurred if:

(i) the Corporation fails to make any regular quarterly payment of dividends in cash with respect to the Series F Preferred, beginning with the September 30, 2011 Dividend Payment Date;

(ii) the Corporation fails to make any redemption payment with respect to the Series F Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(iii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 7 hereof or Article II of the Investor Rights Agreement and, if such breach, failure or Event of Noncompliance, as applicable, is capable of being cured, such breach or failure continues for a period of thirty days or longer;

(iv) any representation or warranty contained in Section 3.2, 3.3 or 3.4 of the Purchase Agreement was not true and correct in all respects, at and as of the Issuance Date;

(v) the Corporation violates or is in breach of the Financial Performance Levels (as defined in the Investor Rights Agreement) and such violation continues for a period of one hundred eighty days or longer; or

(vi) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Corporation or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Corporation or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any of its Subsidiaries or of any substantial part of the assets of the Corporation or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary of the Corporation) relating to the Corporation or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any of its Subsidiaries and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty days.

The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b) Consequences of Events of Noncompliance.

(i) If any Event of Noncompliance has occurred and is continuing, then the dividend rate on the Series F Preferred from and after the occurrence of such Event of Noncompliance shall increase immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the Event of Noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 Dividend Payment Date (whether or not the Corporation is legally able to pay the dividends), the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If any Specified Event of Noncompliance has occurred and is continuing, then the holder or holders of a majority of the Series F Preferred then outstanding may demand (by written notice delivered to the Corporation), subject to any limitations contained in the Senior Credit Agreement, immediate redemption of all or any portion of the Series F Preferred owned by such holder or holders at a price per Series F Preferred Share equal to the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends). The Corporation shall give prompt written notice of such election to the other holders of Series F Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series F Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series F Preferred as to which rights under this paragraph have been exercised within twenty days after receipt of the initial demand for redemption.

(iii) If any Event of Noncompliance exists, each holder of Series F Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 9. Conversion. Holders of Series F Preferred shall have no right to exchange or convert such shares into any other securities.

Section 10. Voting Rights. Except as otherwise provided herein, in the Investor Rights Agreement and as otherwise required by applicable law, the Series F Preferred Shares shall have no voting rights; provided that each holder of Series F Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or the Bylaws that would alter or change the preferences or special rights of the Series F Preferred Shares without the prior written consent of the holders of a majority of the Series F Preferred

Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series F Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series F Preferred or the times at which redemption of Series F Preferred is to occur, or (b) the percentage required to approve any change described in this Section 11 without the prior written consent of the holders of at least 75% of the Series F Preferred then outstanding; and provided further that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series F Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series F Preferred then outstanding.

Section 12. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series F Preferred Shares. Except in connection with Optional Redemption, Mandatory Redemption or as otherwise set forth herein, upon the surrender of any certificate representing Series F Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series F Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series F Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series F Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series F Preferred Shares represented by the surrendered certificate.

Section 13. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series F Preferred may deem and treat the record holder of any share of Series F Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series F Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series F Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 15. Redeemed or Otherwise Acquired Shares. Any shares of Series F Preferred that are redeemed or otherwise acquired by the Corporation by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall revert to authorized but unissued shares of Preferred Stock, provided, that any such cancelled shares of

Series F Preferred shall not be reissued, sold or transferred as shares of Series F Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series F Preferred accordingly.

Section 16. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any holder of Series F Preferred, at such holder's address as it from time to time appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notwithstanding anything herein to the contrary, if Series F Preferred is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series F Preferred in any manner permitted by such facility.

Section 17. Specific Performance. The Corporation hereby acknowledges and agrees that the failure of the Corporation to perform its obligations hereunder, including its failure to pay dividends when due and payable, will cause irreparable injury to the holder of the Series F Preferred, for which damages, even if available, will not be an adequate remedy. Accordingly, the Corporation hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Corporation's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 18. No Preemptive Rights. Except as set forth in the Investor Rights Agreement, no share of Series F Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 19. Limitations under Senior Loan Agreement. Except for payments for which there is an express provision herein for restrictions related to the Senior Loan Agreement, in the event a payment is required to be made by the Corporation hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Loan Agreement, the Corporation shall not be in default with respect to non-payment of such payment or the portion thereof, in each case that is not so permitted (the "Deferred Portion"). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to occur of (a) when permitted by the Senior Loan Agreement and (b) when all loans under the Senior Loan Agreement have been paid off.

Section 20. Other Terms. Shares of Series F Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.

Section 21. Indemnity; Expenses.

(a) The Corporation shall indemnify, exonerate and hold each of the holders of Series F Preferred (each, an "Indemnified Person") free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys' and accountants' fees and expenses) incurred by the Indemnified Persons or any of them before or after the Date of Issuance (collectively, the "Indemnified Liabilities"), as a result of, arising out of, or in any way relating to (i) the operations of the Corporation or any of its Subsidiaries or (ii) its capacity as a stockholder or owner of securities of the Corporation (including litigation related thereto); in each case excluding any loss in value of any investment in the Corporation by any Indemnified Person; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnified Persons shall in any event be liable to the Corporation, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Indemnified Person.

(b) All reasonable costs and expenses incurred by any holder of Series F Preferred (i) in exercising or enforcing any rights afforded to such holder under this Certificate of Designation or the other Transaction Documents, (ii) in amending, modifying, or revising this Certificate of Designation or any other Certificate of Designation, the Investor Rights Agreement or the Warrant, or (iii) in connection with any transaction, claim, or event which such holder reasonably believes affects the Corporation and as to which such holder seeks the advice of counsel, shall be paid or reimbursed by the Corporation.

B. Definitions.

The following terms shall have the meanings specified:

"Affiliate" means (i) with respect to the Corporation, (A) any other Person (other than the Subsidiaries of the Corporation) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Corporation, and (C) any officer, director or employee of the Corporation, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Corporation, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.

"Audit Committee" has the meaning set forth in Article Third, Section 7(a)(ix) hereof.

"Board" has the meaning set forth in Article Second hereof.

"Board Observer" has the meaning set forth in Article Third, Section 7(a)(viii) hereof.

"Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

"Bylaws" means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

"Certificate of Incorporation" has the meaning set forth in Article Second hereof.

"Certificate of Designation" means this Certificate of Designation, the Series E Certificate of Designation or the Series G Certificate of Designation, as applicable, and "Certificates of Designation" means each of the foregoing, collectively.

"Change of Control" means (i) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (ii) any sale, transfer or issuance or series of related sales, transfers and/or issuance of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than Trailer or any of its Affiliates becoming the beneficial owners of greater than 50.0% of the Corporation's issued and outstanding Common Stock, (iii) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than other than Trailer or any of its Affiliates is beneficial owner of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board or the surviving Person's board of directors (or similar governing body) or becomes the beneficial owner of greater than 50.0% of the Corporation's or such surviving Person's issued and outstanding Common Stock, (iv) any sale, transfer, issuance or series of related sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in Trailer or any of its Affiliates acquiring all of the Corporation's issued and outstanding Common Stock (other than any portion agreed by any holder of Common Stock to be rolled over or invested in an Affiliate of Trailer in connection with such acquisition) or a "going private" transaction of the Corporation that is led by Trailer or any of its Affiliates, or (v) a merger or consolidation with or into another Person, pursuant to which the holders of equity or equity linked instruments of the Corporation at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the Person surviving or resulting from the merger or consolidation, or of a Person owning a majority of the total equity of such surviving or resulting Person.

"Change of Control Price" has the meaning set forth in Article Third, Section 6(b)(i) hereof.

"Common Expiration Date" means the date on which the Trailer Investors cease to hold, or cease to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation.

"Common Investors" means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the Effective Date.

"Common Stock" means, collectively, the shares of the Corporation's Common Stock, par value $0.01 per share.

"Control" (including the terms "Controlling," "Controlled by" or "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Corporation" has the meaning set forth in Article First hereof.

"Dividend Payment Date" has the meaning set forth in Article Third, Section 3(d) hereof.

"Dividend Period" means the period from, and including, the initial Issuance Date to, but not including, the first Dividend Payment Date following the Issuance Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

"Dividend Rate" has the meaning set forth in Article Third, Section 3(c) hereof.

"Effective Date" means August 3, 2009.

"Election Period" has the meaning set forth in Article Third, Section 7(f)(iii) hereof.

"Event of Noncompliance" has the meaning set forth in Article Third, Section 8(a) hereof.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Existing Loan Agreement" has the meaning set forth in the definition of Senior Loan Agreement.

"Fair Market Value" means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system or on the principal stock exchange where Common Stock is traded (as reported in *The Wall Street Journal*) for a period of five days consisting of, for the purposes of Article Third, Section 7(e), the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date; provided that if the Common Stock is not traded on

any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.

"Financial Performance Levels" means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Corporation and its Subsidiaries.

"GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

"Governance Committee" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Indebtedness" means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Corporation and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Corporation or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers' acceptances or similar credit transactions issued for the account of the Corporation or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Corporation or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.

"Indemnified Liabilities" has the meaning set forth in Article Third, Section 20(a) hereof.

"Indemnified Person" has the meaning set forth in Article Third, Section 20(a) hereof.

"Investor Director Seats" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Investor Directors" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of the Effective Date, by and between the Corporation and Trailer Investments, LLC, as such

agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

"Investor" or "Investors" means, as applicable, Trailer and/or any of its Permitted Transferees.

"Issuance Date" has the meaning set forth in Article Third, Section 3(c) hereof.

"Lien" means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.

"Junior Stock" means, collectively, the Common Stock and any capital stock or other equity security of the Corporation that (i) does not expressly provide that it ranks senior in preference or priority to or on parity with the Series F Preferred Shares, or (ii) was not approved by the holders of a majority of the Series F Preferred Shares then outstanding, except for the Series E Preferred, the Series F Preferred and the Series G Preferred.

"Leverage Ratio" has the meaning set forth in Article Third, Section 7(b)(i)(E) hereof.

"Liquidation Value" means, as of any particular date and with respect to any Series F Preferred Share, an amount equal to $1,000.

"Majority Common Investors" means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.

"Majority Trailer Investors" means the Trailer Investors from time to time holding (i) at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.

"Mandatory Redemption" has the meaning set forth in Article Third, Section 6(b)(i) hereof.

"NYSE Limitation" means the maximum number of securities of the Corporation that could be issued by the Corporation to the Trailer Investors without triggering a requirement to obtain the approval of the Corporation's shareholders of such issuance pursuant to Section 312.03 of the New York Stock Exchange Listed Corporation Manual, as in effect on the date of issuance of such shares of Common Stock.

"Optional Redemption" has the meaning set forth in Article Third, Section 6(a)(i) hereof.

"Optional Redemption Price" has the meaning set forth in Article Third, Section 6(a)(ii) hereof.

"Optional Redemption Price" has the meaning set forth in Article Third, Section 6(a)(i) hereof.

"Parity Stock" means the Series E Preferred, the Series F Preferred and the Series G Preferred.

"Permitted Transferee" means (i) with respect to the Series E Preferred, the Series F Preferred and the Series G Preferred, any Person who acquires all or any portion of the Series E Preferred, the Series F Preferred or the Series G Preferred from Trailer (or any other Permitted Transferee) after the Effective Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Effective Date. Any such transferee shall become bound by the terms of the Investor Rights Agreement as an additional Preferred Investor, Investor and/or Common Investor (as each such term is defined in the Investor Rights Agreement), as applicable, by executing and delivering to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation and such transferee. The Corporation shall be furnished with at least three Business Days' prior written notice of the name and address of such transferee and the securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of the Investor Rights Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Corporation and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in the Investor Rights Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, thereunder.

"Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or department, agency or political subdivision thereof.

"Preferred Expiration Date" means the date on which the Trailer Investors cease to hold at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.

"Preferred Investors" means, collectively, the Investors from time to time holding the shares of the Series F Preferred, the Series F Preferred and the Series G Preferred then outstanding.

"Preferred Stock" means, collectively, the Corporation's preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

"Pro Rata Portion" has the meaning set forth in Article Third, Section 7(f)(iv) hereof.

"Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 17, 2009, by and between the Corporation and Trailer Investments, LLC, as such

agreement may from time to time be amended, supplemented or modified in accordance with its terms.

"Registrable Securities" means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement (as defined in the Investor Rights Agreement) or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).

"Restricted Payment" means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Corporation or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Corporation, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Corporation and its Subsidiaries.

"SEC" means the United States Securities and Exchange Commission.

"SEC Filings" means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Loan Agreement" means the Corporation's Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July 17, 2009 (as amended, modified or otherwise restated from time to time) (the "Existing Loan Agreement"), and any agreement relating to a refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.

"Series E Certificate of Designation" means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series E Preferred.

"Series E Preferred" means the Corporation's Series E Redeemable Preferred Stock, par value $0.01 per share.

"Series F Preferred" has the meaning set forth in Article Third, Section 1 hereof.

"Series F Preferred Share" has the meaning set forth in Article Third, Section 3(a) hereof.

"Series G Certificate of Designation" means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series G Preferred.

"Series G Preferred" means the Corporation's Series G Redeemable Preferred Stock, par value $0.01 per share.

"Specified Event of Noncompliance" means any Event of Noncompliance described in Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii) (provided that, in the case of any Event of Default arising out of Section 7(b)(i), Section 7(c) or Section 7(d) hereof, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Corporation or any of its Subsidiaries), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi).

"Sub Board" has the meaning set forth in Article Third, Section 7(a)(ix) hereof.

"Subsequent Financing" means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Corporation (or any of its Subsidiaries, as applicable) following the Effective Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Certificate of Designation.

"Subsequent Financing Notice" has the meaning set forth in Article Third, Section 7(f)(ii) hereof.

"Subsidiary," when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.

"Total Value" means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate liquidation value (plus accumulated, accrued and unpaid dividends) of the Series E Preferred, Series F Preferred and Series G Preferred held by such Investor at such time.

"Trailer" means Trailer Investments, LLC, a Delaware limited liability company.

"Trailer Investors" means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).

"Transaction Documents" means the Investor Rights Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.

"Transfer" means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares, the Series E Preferred, the Series F Preferred and/or the Series G Preferred.

"Warrant" means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the Effective Date, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.

"Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrant.

FOURTH: The Series F Preferred Stock shall be created upon filing this Certificate of Designation.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of July 31, 2009.

WABASH NATIONAL CORPORATION,
a Delaware corporation

By: /s/ [signature]
Name: Richard J. Giromini
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 PM 07/31/2009
FILED 03:37 PM 07/31/2009
SRV 090745246 - 2273455 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES G REDEEMABLE PREFERRED STOCK OF WABASH NATIONAL CORPORATION

* * * *

Adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware

* * * *

Richard J. Giromini, being the President and Chief Executive Officer of Wabash National Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name of the corporation is Wabash National Corporation (the "Corporation").

SECOND: The Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation and expressly vests in the Board of Directors of the Corporation (the "Board") the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participation, optional, or other special rights, qualifications, limitations or restrictions of each series to be issued.

THIRD: The Board, pursuant to the authority expressly vested by the Certificate of Incorporation, as amended, has adopted the following resolution creating Series G Redeemable Preferred Stock:

"BE IT RESOLVED, that the issuance of Series G Redeemable Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

A. Designation of Series G Preferred Stock

Section 1. Designation. The distinctive serial designation of such series is "Series G Redeemable Preferred Stock" ("Series G Preferred"). Each share of Series G Preferred shall be identical in all respects to each other share of Series G Preferred. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article B.

Section 2. Number of Shares. The number of authorized shares of Series G Preferred shall be 10,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock less the number of shares of Preferred Stock then outstanding) or decreased (but not below the number of shares of Series G Preferred then outstanding) by the Board. Shares of Series G Preferred that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Dividends.

(a) General Obligation. The holders of the Series G Preferred shall be entitled to receive preferential dividends, when and as declared by the Board or any duly authorized committee thereof, out of funds legally available for payment of dividends, as provided in this Section 3. Such dividends shall be payable by the Corporation in an amount per share of Series G Preferred (each, a "Series G Preferred Share") determined by multiplying the Dividend Rate times a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is three hundred sixty-five.

(b) Payment of Dividends. Dividends on the Series G Preferred shall be paid in cash and until paid shall be accrued as set forth in Section 3(d). All dividends paid pursuant to this Section 3(b) shall be paid in equal *pro rata* proportions to the holders entitled thereto.

(c) Dividend Rate. Except as otherwise provided herein, dividends on each Series G Preferred Share shall accrue on a daily basis at the rate of 18.0% per annum (as adjusted from time to time in accordance with the terms hereof, the "Dividend Rate") of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends) from and including the Issuance Date of such Series G Preferred Share. On August 3, 2014 and on the third day of each third month thereafter, the Dividend Rate shall increase by an additional

0.5%, subject to applicable usury laws. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, such dividends shall be cumulative and all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be declared or paid with respect to any Junior Stock (except as otherwise expressly provided herein). The date on which the Corporation initially issues any Series G Preferred Share shall be deemed to be its date of issuance (the "Issuance Date") regardless of the number of times transfer of such Series G Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series G Preferred Share.

(d) Dividend Payment Dates; Calculation of Dividend. Dividends shall be payable in cash quarterly in arrears when and as declared by the Board, or any duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on September 30, 2009. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series G Preferred as their names shall appear on the share register of the Corporation on the record date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety-day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the record date therefor. For any Dividend Period in which dividends are not paid in full in cash on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be accumulated effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accumulated, accrued and unpaid dividends (whether accrued with respect to the Liquidation Value or any previously accrued dividends) have been paid in full .

(e) Distribution of Partial Dividend Payments. For so long as any share of Series G Preferred remains outstanding, in the event that full dividends are not paid to the holders of all outstanding shares of Series G Preferred or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of Series G Preferred and holders of Parity Stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series G Preferred and holders of Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

Section 4. Priority of Series G Preferred Shares on Dividends and Redemptions. So long as any shares of Series G Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding Series G Preferred Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise

acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock, other than:

(a) subject to approval, to the extent required under the Investor Rights Agreement, purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

(b) the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.

Subject to the provisions set forth above in Sections 3 and 4 and the restrictions contained in the Investor Rights Agreement, dividends payable in cash, stock or otherwise, as may be determined by the Board or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and holders of Series G Preferred will not be entitled to participate in those dividends.

Section 5. Liquidation.

(a) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series G Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Stock and subject to the rights of the holders of any Parity Stock upon liquidation and the rights of the Corporation's creditors, an amount in cash equal to the aggregate Liquidation Value of all Series G Preferred Shares held by such holder (plus all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) and the holders of Series G Preferred shall not be entitled to any further payment or have any further right or claim to the Corporation's assets. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series G Preferred and all holders of any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed *pro rata* among such holders of Series G Preferred and holders of Parity Stock in proportion to the full amounts to which such holders would otherwise be respectively entitled if all amounts thereon were paid in full. Not less than thirty days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series G Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series G Preferred Share in connection with such liquidation, dissolution or winding up.

(b) Residual Distributions. If the respective aggregate liquidating distributions to which all holders of Series G Preferred and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series G Preferred receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemptions.

(a) Optional Redemption.

(i) Except pursuant to Section 6(b), the Corporation may not redeem the Series G Preferred prior to August 3, 2010. From and after August 3, 2010, the Corporation may at any time and from time to time redeem all or any portion of the Series G Preferred Shares then outstanding pursuant to this Section 6(a) (an "Optional Redemption"). Upon the consummation of any Optional Redemption, the Corporation shall pay to each holder of Series G Preferred a price per Series G Preferred Share (with respect to each Series G Preferred Share to be redeemed in such Optional Redemption, the "Optional Redemption Price") equal to:

(A) if such redemption occurs at any time after August 3, 2010 but on or prior to August 3, 2012, then 120% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

(B) if such redemption occurs at any time after August 3, 2012 but on or prior to August 3, 2014, then 115% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends); and

(C) if such redemption occurs at any time after August 3, 2014, then 100% of the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends);

provided that if a Change of Control occurs on or prior to the one-year anniversary of the date on which an Optional Redemption is consummated pursuant to this Section 6(a)(i), then the Corporation shall, simultaneously with or prior to such Change of Control, pay to each holder of Series G Preferred an amount per share, in cash, equal to the positive difference, if any, between (1) the Change of Control Price that would have been payable had such prior redemption been consummated as a Mandatory Redemption pursuant to Section 6(b), and (2) the applicable Optional Redemption Price.

(ii) The Corporation shall deliver notice of an Optional Redemption to the holders of Series G Preferred at least fifteen days prior to the date of such

Optional Redemption (the "Optional Redemption Date"). Such notice shall state the Optional Redemption Date, the Optional Redemption Price, the number of shares of Series G Preferred to be redeemed, and the place or places where certificates for shares of Series G Preferred are to be surrendered to the Corporation for redemption by Series G Preferred holder, in the manner and at the place designated.

(iii) The number of Series G Preferred Shares to be redeemed from each holder thereof in an Optional Redemption pursuant to this Section 6(a) shall be the number of Series G Preferred Shares determined by multiplying the total number of Series G Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series G Preferred Shares then held by such holder and the denominator of which shall be the total number of Series G Preferred Shares then outstanding.

(b) Mandatory Redemption.

(i) Immediately prior to or simultaneously with the occurrence of a Change of Control or at such later time as may be specified in writing by any holder of the Series G Preferred, the Corporation shall redeem (such redemption, the "Mandatory Redemption"), upon election in writing by such holder of Series G Preferred, all of the Series G Preferred then outstanding and pay to each holder of Series G Preferred a price per Series G Preferred Share (the "Change of Control Price") equal to the Liquidation Value thereof (and the accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends)) plus a premium equal to 225% of the sum of (A) the Liquidation Value thereof and (B) all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends).

(ii) The Corporation shall provide each holder of Series G Preferred with not less than fifteen days' written notice prior to the occurrence of a Change of Control (the date on which such Change of Control occurs, the "Mandatory Redemption Date") or entering into an agreement providing for such Change of Control or, in the case of a Change of Control referred to in clause (ii) of the definition thereof pursuant to a tender offer of which the Corporation has no prior knowledge, promptly after the Corporation discovers that the Change of Control will occur or has occurred. Such notice shall describe in reasonable detail the material terms and the Mandatory Redemption Date (or anticipated timing, in the case of an agreement) to each holder of Series G Preferred, and the Corporation shall give each holder of Series G Preferred prompt written notice of any material change in the terms or timing of such transaction. Any such notice also shall state the Change of Control Price and that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series G Preferred are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series G Preferred to be redeemed.

(c) Mechanics of Redemption. Upon receipt of payment of the Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) with respect to each Series G Preferred Share to be redeemed by the holders of Series G Preferred, each holder of Series G Preferred will deliver the certificate(s) evidencing the Series G Preferred to be redeemed by the Corporation, unless

such holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.

(d) Dividends After Redemption Date. No Series G Preferred Share shall be entitled to any dividends accruing after the date on which Optional Redemption Price (in the case of an Optional Redemption) or the Change of Control Price (in the case of the Mandatory Redemption) of such Series G Preferred Share is paid to the holder of such Series G Preferred Share. On such date, all rights of the holder of such Series G Preferred Share shall cease, and such Series G Preferred Share shall no longer be deemed to be issued and outstanding.

Section 7. Other Rights.

(a) Board Representation.

(i) From and after the Effective Date until the Common Expiration Date, the Majority Trailer Investors may nominate five directors (collectively, the "Investor Directors") to be elected to the Board. Any such nominee for Investor Director shall be subject to (A) the reasonable approval of the Board's Nominating and Corporate Governance Committee (the "Governance Committee") (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director of the Corporation; provided that the Corporation shall, at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any such requirements so as not to any way impede the right of the Majority Trailer Investors to nominate directors. On the Effective Date, the Corporation shall cause the five initial Investor Directors who are named in Section 4.1 of the Investor Rights Agreement to be elected and appointed to the Board. The Corporation from time to time shall take all actions necessary or reasonably required such that the number of members on the Board shall (1) except as otherwise provided herein, consist of no more than seven non-Investor Directors, and (2) if necessary, be increased such that there are sufficient seats on the Board for the Investor Directors to serve on the Board and such vacancies (the "Investor Director Seats") shall be filled by the Investor Directors, effective as of the Effective Date (or, if later, then the date that the Majority Trailer Investors determine to appoint such Investor Directors). Each Investor Director appointed pursuant to this Section 7(a)(i) shall continue to hold office until such Investor Director's term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii).

(ii) Prior to the Common Expiration Date, at each meeting of the Corporation's stockholders at which the election of directors to the Investor Director Seats is to be considered, the Corporation shall, subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), nominate the Investor Director(s) designated by the Majority Trailer Investors for election to the Board by the holders of voting capital stock and solicit proxies from the Corporation's stockholders in favor of the election of Investor Directors. Subject to the provisions of Section 7(a)(i) and Section 7(a)(iii), the Corporation shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director's appointment to the Board) and shall not take

any action which would diminish the prospects of such Investor Director(s) of being elected to the Board.

(iii) The right of the Majority Trailer Investors to designate the Investor Directors pursuant to Section 7(a)(i) and Section 7(a)(ii) shall terminate on the Common Expiration Date. If the right of the Majority Trailer Investors to nominate Investor Directors terminates pursuant to the immediately preceding sentence, then each Investor Director shall promptly submit his or her resignation as a member of the Board and each applicable Sub Board with immediate effect.

(iv) Any elected Investor Director may resign from the Board at any time by giving written notice to the Board. The resignation is effective without acceptance when the notice is given to the Board, unless a later effective time is specified in the notice.

(v) So long as the Majority Trailer Investors retain the right to designate Investor Directors, the Corporation shall use all reasonable best efforts to remove any Investor Director only if so directed in writing by the Majority Trailer Investors.

(vi) In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director nominated by the Majority Trailer Investors, the Corporation shall use all reasonable best efforts to fill such vacancy with a representative designated by the Majority Trailer Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by the Majority Trailer Investors, will be elected to the Board in the manner set forth in Section 7(a)(ii)).

(vii) The Investor Directors and the Board Observer, if any, shall be entitled to reimbursement of reasonable expenses incurred in such capacities, but shall not otherwise be entitled to any compensation from the Corporation in such capacities as Investor Directors or the Board Observer.

(viii) Until the Majority Trailer Investors cease to hold, or cease to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 2% of the issued and outstanding Common Stock of the Corporation, the Majority Trailer Investors shall have the right to designate one non-compensated, non-voting observer (the "Board Observer") to attend all meetings of the Board as an observer. The Board Observer shall not attend executive sessions or committee meetings without the consent of the majority of the members of the Board or committee members; provided that the Board Observer shall be entitled to attend all meetings of the Audit Committee. The Board Observer shall be entitled to notice of all meetings of the Board and the Audit Committee in the manner that notice is provided to members of the Board or the Audit Committee, as applicable, shall be entitled to receive all materials provided to members of the Board and the Audit Committee, shall be entitled to attend (whether in person, by telephone, or otherwise), subject to the restriction set forth in the immediately preceding sentence, all meetings of the Board and the Audit Committee as a non-voting observer.

(ix) Subject to (A) the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld, conditioned or delayed), and (B) satisfaction of all legal and governance requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries, at the request of the Majority Trailer Investors, the Corporation shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) of each Subsidiary (each, a "Sub Board"), and each committee of the Board (other than the Audit Committee of the Board (the "Audit Committee") to the extent prohibited by applicable law or exchange requirements but shall allow one representative to attend meetings of the Audit Committee as a non-voting observer) and each Sub Board. The Corporation shall at the reasonable request of the Majority Trailer Investors, so long as such request is not inconsistent with applicable law or exchange requirements, amend or modify any requirements regarding service as a director or member of any committee of the Corporation or any of its Subsidiaries.

(x) The Corporation shall purchase and maintain directors' and officers' liability insurance policy covering each Investor Director effective from the Effective Date (or such later date as such Investor Director is appointed pursuant to Section 7(a)(i) or Section 7(a)(ii)) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director's death, resignation, retirement, disqualification or termination of term of office as provided in Section 7(a)(iii), a directors' and officers' liability insurance tail policy for such Investor Director.

(b) Approval of the Majority Trailer Investors.

(i) From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:

(A) directly or indirectly declare or make any Restricted Payment except for payments with respect to the Series E Preferred, Series F Preferred or Series G Preferred (including, in each case, any redemption thereof) as permitted by the Certificates of Designation;

(B) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity or voting features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (2) any capital stock, other equity securities or equity-linked securities (or any securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of the Registrable Securities;

(C) make any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Corporation or a wholly-owned

direct or indirect Subsidiary of the Corporation), except for (1) reasonable advances to employees in the ordinary course of business consistent with past practice, (2) investments having a stated maturity no greater than one year from the date on which the Corporation or any of its Subsidiaries makes such investment in (a) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (b) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million and fully insured by the Federal Deposit Insurance Corporation, or (c) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc., and (3) investments expressly permitted pursuant to Section 7(b)(i)(E);

(D) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), unless, in the case of a recapitalization or reorganization, such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

(E) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person, business or joint venture (in each case, whether by a purchase of assets, purchase of stock, merger or otherwise), except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Corporation and its Subsidiaries have availability for draw-downs under the Senior Loan Agreement in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate Indebtedness of the Corporation and its Subsidiaries as of the most recent month end to the previous twelve-month EBITDA (as each such term is defined in the Senior Loan Agreement, as in effect on the Effective Date) (such ratio, the "Leverage Ratio") after giving effect to such acquisition is less than 6:1;

(F) reclassify or recapitalize any securities of the Corporation or any of its Subsidiaries, unless such reclassification or recapitalization would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such reclassification or recapitalization;

(G) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;

(H) enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Corporation's or any of its Subsidiaries' Affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Certificate of Designation, the Investor Rights Agreement or the Purchase Agreement;

(I) create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, any Indebtedness, other than (1) Indebtedness pursuant to the Existing Loan Agreement (and refinancings thereof in an aggregate principal amount not in excess $100,000,000 on substantially similar terms), and (2) Indebtedness in an aggregate amount not to exceed $10,000,000, provided that, in the case of this subclause (2), such Indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Corporation's and its Subsidiaries' working capital requirements and the interest rate per annum applicable to such Indebtedness does not exceed 9% and the Leverage Ratio after giving effect to such creation, incurrence, guaranty, assumption of sufferance does not exceed 3:1;

(J) (A) engage in any transaction that results in a Change of Control unless the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction, or (B) sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, other than (1) sales of inventory in the ordinary course of business, (2) the arm's length sale to a third Person that is not an Affiliate of the Corporation or any of its Subsidiaries of the real estate and manufacturing facilities of the Corporation that have been previously identified to Trailer, and (3) in the event that such transaction would result in a Change of Control and the Corporation pays to the holders of the Series E Preferred, the Series F Preferred and the Series G Preferred all amounts then due and owing under the Series E Preferred, the Series F Preferred and the Series G Preferred (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

(K) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any Subsidiary or (B) restrict the Corporation's or any of its Subsidiaries' right or ability to perform the provisions of this Certificate of Designation, the Investor Rights Agreement or any of the other Transaction Documents or to conduct its business as conducted as of the Effective Date;

(L) make any amendment to or rescind (including, in each case, by merger or consolidation) any provision of the certificate of incorporation,

articles of incorporation, by-laws or similar organizational documents of the Corporation or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Corporation or any of its Subsidiaries which would increase the number of authorized shares of Common Stock or Preferred Stock or adversely affect or otherwise impair the rights of the Investors under the Transaction Documents (including the relative preferences and priorities of the Series E Preferred, the Series F Preferred or the Series G Preferred); or

(M) (1) increase the size of the Board or any Sub Board or (2) create or change any committee of the Board or any Sub Board.

(ii) If the Corporation violates or is in breach of the Financial Performance Levels, until the Preferred Expiration Date, the Corporation and the Board shall not, and shall take all action possible to ensure that each Subsidiary of the Corporation shall not, without the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion) take any of the following actions or engage in any of the following transactions:

(A) approve the annual budget of the Corporation and its Subsidiaries for any fiscal year or deviate from any annual budget by more than 10% in the aggregate; or

(B) approve the employment or termination by the Board of any member of senior management of the Corporation.

(c) Affirmative Covenants. From and after the Effective Date until the Preferred Expiration Date, the Corporation and the Board shall, and shall take all action possible to ensure that each Subsidiary of the Corporation shall, unless it has received the prior written consent of the Majority Trailer Investors (which consent may be withheld in their sole discretion):

(i) at all times cause to be done all things necessary or reasonably required to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary or reasonably required to the conduct of its businesses;

(ii) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), and from time to time make all necessary or reasonably required repairs, renewals and replacements so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 7(d)(ii) be deemed to require the making of capital expenditures in excess of the amount approved by the Board;

(iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case, before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien

upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(iv) comply with all other material obligations which it incurs pursuant to any Material Contract (as such term is defined in the Purchase Agreement), as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(v) comply with all applicable laws, rules and regulations of all governmental authorities in all material respects;

(vi) apply for and continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size as the Corporation and its Subsidiaries and engaged in similar lines of business as the Corporation and its Subsidiaries;

(vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

(viii) reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrant, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrant.

(d) Information Rights.

(i) For so long as (x) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (y) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, at any time that the Corporation is not required to file periodic reports with the SEC, the Corporation shall deliver to each Preferred Investor and/or Common Investor, as applicable:

(A) as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Corporation, for each of the Corporation and each of its Subsidiaries, an income statement for such fiscal year, a balance sheet, and statement of stockholder's equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Corporation and reasonably acceptable to the Majority Common Investors;

(B) as soon as practicable, but in any event within thirty days after the end of each of the first three quarters of each fiscal year of the Corporation, for the Corporation and each of its Subsidiaries, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(C) as promptly as practicable but in any event within thirty days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;

(D) with respect to the financial statements called for in subsections (B) and (C) of this Section 7(d)(i), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Corporation and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Corporation and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment;

(E) notices of events that have had or could reasonably be expected to have a material and adverse effect on the Corporation and its Subsidiaries, taken as a whole, as soon as practicable following the occurrence of any such event; and

(F) such other information relating to the financial condition, business, prospects or corporate affairs of the Corporation and its Subsidiaries as any Preferred Investor or Common Investor may from time to time reasonably request.

(ii) Notwithstanding the foregoing, at all times, the Corporation shall use commercially reasonable efforts to deliver the financial statements listed Section 7(d)(i)(A), Section 7(d)(i)(B) and Section 7(d)(i)(C) promptly after such statements are internally available.

(iii) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, (a) the Corporation shall permit each Preferred Investor and/or Common Investor, as applicable, together with such Investor's consultants and advisors, to visit and inspect the Corporation's and its Subsidiaries' properties, to examine their respective books of account and records and to discuss the Corporation's and its Subsidiaries' affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such Investor, and (b) the Corporation shall, with reasonable promptness, provide to each Preferred Investor and/or Common Investor, as applicable, such other information and financial data concerning the Corporation and its Subsidiaries as such Investor may reasonably request.

(iv) For so long as (A) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Trailer Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors' interests in the Corporation.

(v) For so long as (A) the Preferred Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (B) the Common Investors in the aggregate hold, or "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation, the Corporation shall provide to each Preferred Investor and/or Common Investor, as applicable, not later than thirty days before the beginning of each fiscal year of the Corporation, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Corporation and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Corporation and any revisions of such annual or other budgets or forecasts.

(e) Right Of First Refusal.

(i) From and after the Closing Date until the Preferred Expiration Date, the Trailer Investors shall have the right, at their election in accordance with this Section 7(e), to participate in any Subsequent Financing. The Trailer Investors may elect to provide all or any portion of the Subsequent Financing.

(ii) At least forty-five days prior to the anticipated consummation of any Subsequent Financing, the Corporation shall deliver a written notice (each, a "Subsequent Financing Notice") to each Trailer Investor. The Subsequent Financing Notice shall disclose in reasonable detail the proposed terms and conditions of the Subsequent Financing, the amount of proceeds intended to be raised thereunder and the identity, and ownership of capital stock of the Corporation (if applicable), of any other prospective participants in such Subsequent Financing, and shall include a term sheet or similar document relating thereto as an attachment. The Subsequent Financing Notice shall constitute a binding offer to enter into the Subsequent Financing with each Trailer Investor on the terms and conditions set forth in such Subsequent Financing Notice.

(iii) Each Trailer Investor may elect to participate in such Subsequent Financing and shall have the right, subject to Section 7(e)(v) below, to fund all or any portion of the Subsequent Financing on the terms and subject to the conditions specified in the Subsequent Financing Notice by delivering written notice of such election to the Corporation within forty days after the delivery of the Subsequent Financing Notice to the Trailer Investors (the "Election Period"). If the Trailer Investors elect to participate in the Subsequent Financing, then the closing of the Subsequent Financing shall occur on the date specified in the Subsequent Financing Notice or on such other date as otherwise may be agreed by the Corporation and the Trailer Investors participating in such Subsequent Financing. If the Trailer Investors fail to

deliver such election notices prior to the end of the Election Period, then the Trailer Investors shall be deemed to have notified the Corporation that they do not elect to participate in such Subsequent Financing.

(iv) If any Trailer Investor declines to participate in the Subsequent Financing with respect to its full Pro Rata Portion, then each Trailer Investor electing to purchase its full Pro Rata Portion shall have the right to purchase up to (A) its Pro Rata Portion of the Subsequent Financing, plus (B) a pro rata amount (based upon the relative amount of the participating Trailer Investors' respective Pro Rata Portions) of the aggregate unallocated Pro Rata Portions of the other Trailer Investors. For purposes of clarity, (1) in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Trailer Investor, then any other Trailer Investor shall have the right to purchase such remaining amount of the Subsequent Financing and (2) in no event shall the Trailer Investors have the right to purchase more than 100% of the amount the Subsequent Financing described in any Subsequent Financing Notice, in the aggregate. For purposes hereof, "Pro Rata Portion" means a fraction, the numerator of which is the Total Value of Securities held by a Trailer Investor participating under this Section 7(e)(iv), and the denominator of which is the sum of the aggregate Total Value of Securities held by all Trailer Investors participating under this Section 7(e)(iv).

(v) If any portion of a Subsequent Financing is not funded by the Trailer Investors or the Person identified in the Subsequent Financing Notice within sixty days after the delivery of the relevant Subsequent Financing Notice to the Trailer Investors on the same terms described in such Subsequent Financing Notice, then prior to consummating any subsequent Subsequent Financing, the Corporation must deliver a new Subsequent Financing Notice to the Trailer Investors and otherwise follow the procedures set forth in this Section 7(e) (and, for the avoidance of doubt, the Trailer Investors will again have the right of participation set forth above in this Section 7(e)).

(vi) Notwithstanding any other provision in this Certificate of Designation to the contrary, the Trailer Investors' rights to participate in any Subsequent Financing shall be subject to such participation not causing a violation of the NYSE Limitation; provided, however, that the Corporation shall use all commercially reasonable efforts to discuss and explore ways to enable the Trailer Investors to participate in any Subsequent Financing in compliance with the NYSE Limitation.

(vii) Upon reasonable prior notice, the Corporation shall make available, during normal business hours, for inspection and review by the Trailer Investors and the representatives of and advisors to the Trailer Investors, all financial and other records, all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Corporation as may be reasonably necessary for the purpose of such review, and cause the Corporation's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Trailer Investors or any such representative or advisor, in each case, for the sole purpose of enabling the Trailer Investors and such representatives and advisors and their respective accountants and attorneys to conduct due diligence with respect to the Corporation in connection with such Subsequent Financing.

(viii) The Corporation shall not disclose material non-public information to the Trailer Investors, or to advisors to or representatives of the Trailer Investors, unless prior to disclosure of such information the Corporation identifies such information as being material non-public information and provides the Trailer Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and any Trailer Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Corporation with respect thereto; provided, however, that the foregoing shall not restrict the Corporation from disclosing material non-public information to any director or Board Observer, or to their advisors or representatives.

Section 8. Events of Noncompliance.

(a) Definition. An "Event of Noncompliance" shall have occurred if:

(i) the Corporation fails to make any regular quarterly payment of dividends in cash with respect to the Series G Preferred, beginning with the September 30, 2011 Dividend Payment Date;

(ii) the Corporation fails to make any redemption payment with respect to the Series G Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(iii) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 7 hereof or Article II of the Investor Rights Agreement and, if such breach, failure or Event of Noncompliance, as applicable, is capable of being cured, such breach or failure continues for a period of thirty days or longer;

(iv) any representation or warranty contained in Section 3.2, 3.3 or 3.4 of the Purchase Agreement was not true and correct in all respects, at and as of the Issuance Date;

(v) the Corporation violates or is in breach of the Financial Performance Levels (as defined in the Investor Rights Agreement) and such violation continues for a period of one hundred eighty days or longer; or

(vi) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any of its Subsidiaries bankrupt or insolvent; or any order for relief with respect to the Corporation or any of its Subsidiaries is entered under the Federal Bankruptcy Code; or the Corporation or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any of its Subsidiaries or of any substantial part of the assets of the Corporation or any of its Subsidiaries, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary of the Corporation) relating to the Corporation or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the

Corporation or any of its Subsidiaries and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty days.

The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b) Consequences of Events of Noncompliance.

(i) If any Event of Noncompliance has occurred and is continuing, then the dividend rate on the Series G Preferred from and after the occurrence of such Event of Noncompliance shall increase immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the Event of Noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 Dividend Payment Date (whether or not the Corporation is legally able to pay the dividends), the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

(ii) If any Specified Event of Noncompliance has occurred and is continuing, then the holder or holders of a majority of the Series G Preferred then outstanding may demand (by written notice delivered to the Corporation), subject to any limitations contained in the Senior Credit Agreement, immediate redemption of all or any portion of the Series G Preferred owned by such holder or holders at a price per Series G Preferred Share equal to the sum of the Liquidation Value thereof and all accumulated, accrued and unpaid dividends thereon (whether accrued with respect to the Liquidation Value or any previously accrued dividends). The Corporation shall give prompt written notice of such election to the other holders of Series G Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series G Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series G Preferred as to which rights under this paragraph have been exercised within twenty days after receipt of the initial demand for redemption.

(iii) If any Event of Noncompliance exists, each holder of Series G Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 9. Conversion. Holders of Series G Preferred shall have no right to exchange or convert such shares into any other securities.

Section 10. Voting Rights. Except as otherwise provided herein, in the Investor Rights Agreement and as otherwise required by applicable law, the Series G Preferred Shares shall have no voting rights; provided that each holder of Series G Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of the Certificate of Incorporation or the Bylaws that would alter or change the preferences or special rights of the Series G Preferred Shares without the prior written consent of the holders of a majority of the Series G Preferred Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series G Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series G Preferred or the times at which redemption of Series G Preferred is to occur, or (b) the percentage required to approve any change described in this Section 11 without the prior written consent of the holders of at least 75% of the Series G Preferred then outstanding; and provided further that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series G Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series G Preferred then outstanding.

Section 12. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series G Preferred Shares. Except in connection with Optional Redemption, Mandatory Redemption or as otherwise set forth herein, upon the surrender of any certificate representing Series G Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series G Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series G Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series G Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series G Preferred Shares represented by the surrendered certificate.

Section 13. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series G Preferred may deem and treat the record holder of any share of Series G Preferred as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 14. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series G Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or

other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series G Preferred represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 15. Redeemed or Otherwise Acquired Shares. Any shares of Series G Preferred that are redeemed or otherwise acquired by the Corporation by reason of repurchase, conversion or otherwise shall be automatically and immediately canceled and shall revert to authorized but unissued shares of Preferred Stock, provided, that any such cancelled shares of Series G Preferred shall not be reissued, sold or transferred as shares of Series G Preferred. The Corporation (without the need for stockholder action) may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Series G Preferred accordingly.

Section 16. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any holder of Series G Preferred, at such holder's address as it from time to time appears in the stock records of the Corporation (unless otherwise indicated by any such holder). Notwithstanding anything herein to the contrary, if Series G Preferred is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series G Preferred in any manner permitted by such facility.

Section 17. Specific Performance. The Corporation hereby acknowledges and agrees that the failure of the Corporation to perform its obligations hereunder, including its failure to pay dividends when due and payable, will cause irreparable injury to the holder of the Series G Preferred, for which damages, even if available, will not be an adequate remedy. Accordingly, the Corporation hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Corporation's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 18. No Preemptive Rights. Except as set forth in the Investor Rights Agreement, no share of Series G Preferred shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 19. Limitations under Senior Loan Agreement. Except for payments for which there is an express provision herein for restrictions related to the Senior Loan Agreement, in the event a payment is required to be made by the Corporation hereunder and such payment (or a portion thereof) would not be permitted to be paid pursuant to the terms of the Senior Loan Agreement, the Corporation shall not be in default with respect to non-payment of such payment or the portion thereof, in each case that is not so permitted (the "Deferred Portion"). The Deferred Portion shall accrue and accumulate at an annual interest rate equal to the JPMorgan Chase Prime rate (or that of another nationally recognized financial institution if

the JPMorgan Chase Prime rate is not available) (unless another rate and method of calculation is provided for herein) until paid and shall become immediately due and payable at the earliest to occur of (a) when permitted by the Senior Loan Agreement and (b) when all loans under the Senior Loan Agreement have been paid off.

Section 20. Other Terms. Shares of Series G Preferred shall be subject to the other terms, provisions and restrictions set forth in the Certificate of Incorporation with respect to the shares of Preferred Stock of the Corporation.

Section 21. Indemnity; Expenses.

(a) The Corporation shall indemnify, exonerate and hold each of the holders of Series G Preferred (each, an "Indemnified Person") free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys' and accountants' fees and expenses) incurred by the Indemnified Persons or any of them before or after the Date of Issuance (collectively, the "Indemnified Liabilities"), as a result of, arising out of, or in any way relating to (i) the operations of the Corporation or any of its Subsidiaries or (ii) its capacity as a stockholder or owner of securities of the Corporation (including litigation related thereto); in each case excluding any loss in value of any investment in the Corporation by any Indemnified Person; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Person to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnified Persons shall in any event be liable to the Corporation, any of its Subsidiaries, or any of their respective affiliates for any act or omission suffered or taken by such Indemnified Person.

(b) All reasonable costs and expenses incurred by any holder of Series G Preferred (i) in exercising or enforcing any rights afforded to such holder under this Certificate of Designation or the other Transaction Documents, (ii) in amending, modifying, or revising this Certificate of Designation or any other Certificate of Designation, the Investor Rights Agreement or the Warrant, or (iii) in connection with any transaction, claim, or event which such holder reasonably believes affects the Corporation and as to which such holder seeks the advice of counsel, shall be paid or reimbursed by the Corporation.

B. Definitions.

The following terms shall have the meanings specified:

"Affiliate" means (i) with respect to the Corporation, (A) any other Person (other than the Subsidiaries of the Corporation) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person, (B) any Person that owns more than 5% of the outstanding stock of the Corporation, and (C) any

officer, director or employee of the Corporation, its Subsidiaries or any Person described in subclause (A) or (B) above with a base salary in excess of $100,000 per year or with any individual related by blood, marriage or adoption to such officer, director or employee, and (ii) with respect to any Person other than the Corporation, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such first Person.

"Audit Committee" has the meaning set forth in Article Third, Section 7(a)(ix) hereof.

"Board" has the meaning set forth in Article Second hereof.

"Board Observer" has the meaning set forth in Article Third, Section 7(a)(viii) hereof.

"Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

"Bylaws" means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

"Certificate of Incorporation" has the meaning set forth in Article Second hereof.

"Certificate of Designation" means this Certificate of Designation, the Series E Certificate of Designation or the Series F Certificate of Designation, as applicable, and "Certificates of Designation" means each of the foregoing, collectively.

"Change of Control" means (i) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (ii) any sale, transfer or issuance or series of related sales, transfers and/or issuance of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than Trailer or any of its Affiliates becoming the beneficial owners of greater than 50.0% of the Corporation's issued and outstanding Common Stock, (iii) any merger or consolidation to which the Corporation is a party unless after giving effect to such merger no single Person or group (as defined in Rule 13d-5 of the Exchange Act) other than other than Trailer or any of its Affiliates is beneficial owner of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board or the surviving Person's board of directors (or similar governing body) or becomes the beneficial owner of greater than 50.0% of the Corporation's or such surviving Person's issued and outstanding Common Stock, (iv) any sale, transfer, issuance or series of related sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holder thereof which results in Trailer or any of its Affiliates acquiring all of the Corporation's issued and outstanding Common Stock (other than any portion agreed by any holder of Common Stock to be rolled over or invested in an Affiliate of Trailer in connection with such acquisition) or a "going private" transaction of the Corporation that is led by Trailer or any of its Affiliates, or (v) a merger or consolidation with or into another Person, pursuant to which the holders of equity or

equity linked instruments of the Corporation at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the Person surviving or resulting from the merger or consolidation, or of a Person owning a majority of the total equity of such surviving or resulting Person.

"Change of Control Price" has the meaning set forth in Article Third, Section 6(b)(i) hereof.

"Common Expiration Date" means the date on which the Trailer Investors cease to hold, or cease to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least 10% of the issued and outstanding Common Stock of the Corporation.

"Common Investors" means, collectively, (a) the Trailer Investors, to the extent that the Trailer Investors then hold the Warrant and/or any Registrable Securities, and (b) the Investors who beneficially own a number of Registrable Securities (including, for this purpose, Registrable Securities issuable upon exercise of a Warrant then held by each such Investor) equal to or greater than one-third of the Registrable Securities that were issuable pursuant to the Warrant on the Effective Date.

"Common Stock" means, collectively, the shares of the Corporation's Common Stock, par value $0.01 per share.

"Control" (including the terms "Controlling," "Controlled by" or "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Corporation" has the meaning set forth in Article First hereof.

"Dividend Payment Date" has the meaning set forth in Article Third, Section 3(d) hereof.

"Dividend Period" means the period from, and including, the initial Issuance Date to, but not including, the first Dividend Payment Date following the Issuance Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

"Dividend Rate" has the meaning set forth in Article Third, Section 3(c) hereof.

"Effective Date" means August 3, 2009.

"Election Period" has the meaning set forth in Article Third, Section 7(f)(iii) hereof.

"Event of Noncompliance" has the meaning set forth in Article Third, Section 8(a) hereof.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Existing Loan Agreement" has the meaning set forth in the definition of Senior Loan Agreement.

"Fair Market Value" means, for the purposes of valuing the Common Stock, the average of the closing prices of the Common Stock on the New York Stock Exchange reporting system or on the principal stock exchange where Common Stock is traded (as reported in *The Wall Street Journal*) for a period of five days consisting of, for the purposes of Article Third, Section 7(e), the date on which the Subsequent Financing Notice is delivered and the four consecutive trading days prior to such date; provided that if the Common Stock is not traded on any exchange or over-the-counter market, then the Fair Market Value shall be jointly determined in good faith by the Board and the Majority Common Investors.

"Financial Performance Levels" means any financial covenant (as such term is commonly understood with respect to credit agreements) as may be in force from time to time under the Senior Loan Agreement after the relevant test contained in such financial covenant has been modified by 5% in favor of the Corporation and its Subsidiaries.

"GAAP" means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

"Governance Committee" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Indebtedness" means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, fees, and breakage costs) of the Corporation and its Subsidiaries (i) in respect of indebtedness for money borrowed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances) and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Corporation or any of its Subsidiaries is responsible or liable; (ii) issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) under leases required to be capitalized in accordance with GAAP; (iv) secured by a Lien against any of its property or assets; (v) for bankers' acceptances or similar credit transactions issued for the account of the Corporation or any of its Subsidiaries; (vi) under any currency or interest rate swap, hedge or similar protection device; (vii) under any letters of credit, performance bonds or surety obligations; (viii) under any capital debts, deferred maintenance capital expenditures, distributions payable or income taxes payable; and (ix) in respect of all obligations of other Persons of the type referred to in clauses (i) through (viii) the payment of which the Corporation or any of its Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.

"Indemnified Liabilities" has the meaning set forth in Article Third, Section 20(a) hereof.

"Indemnified Person" has the meaning set forth in Article Third, Section 20(a) hereof.

"Investor Director Seats" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Investor Directors" has the meaning set forth in Article Third, Section 7(a)(i) hereof.

"Investor Rights Agreement" means that certain Investor Rights Agreement, dated as of the Effective Date, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

"Investor" or "Investors" means, as applicable, Trailer and/or any of its Permitted Transferees.

"Issuance Date" has the meaning set forth in Article Third, Section 3(c) hereof.

"Lien" means any mortgage, pledge, lien, deed of trust, conditional sale or other title retention agreement, charge or other security interest or encumbrance securing obligations for the payment of money.

"Junior Stock" means, collectively, the Common Stock and any capital stock or other equity security of the Corporation that (i) does not expressly provide that it ranks senior in preference or priority to or on parity with the Series G Preferred Shares, or (ii) was not approved by the holders of a majority of the Series G Preferred Shares then outstanding, except for the Series E Preferred, the Series F Preferred and the Series G Preferred.

"Leverage Ratio" has the meaning set forth in Article Third, Section 7(b)(i)(E) hereof.

"Liquidation Value" means, as of any particular date and with respect to any Series G Preferred Share, an amount equal to $1,000.

"Majority Common Investors" means the Common Investors from time to time holding at least a majority, in the aggregate, of the Registrable Securities then outstanding and the rights to acquire Registrable Securities.

"Majority Trailer Investors" means the Trailer Investors from time to time holding (i) at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then held by all Trailer Investors or (ii) at least a majority, in the aggregate, of the Registrable Securities then held by all Trailer Investors and the rights to acquire Registrable Securities then held by all Trailer Investors.

"Mandatory Redemption" has the meaning set forth in Article Third, Section 6(b)(i) hereof.

"NYSE Limitation" means the maximum number of securities of the Corporation that could be issued by the Corporation to the Trailer Investors without triggering a requirement to obtain the approval of the Corporation's shareholders of such issuance pursuant to Section 312.03 of the New York Stock Exchange Listed Corporation Manual, as in effect on the date of issuance of such shares of Common Stock.

"Optional Redemption" has the meaning set forth in Article Third, Section 6(a)(i) hereof.

"Optional Redemption Price" has the meaning set forth in Article Third, Section 6(a)(ii) hereof.

"Optional Redemption Price" has the meaning set forth in Article Third, Section 6(a)(i) hereof.

"Parity Stock" means the Series E Preferred, the Series F Preferred and the Series G Preferred.

"Permitted Transferee" means (i) with respect to the Series E Preferred, the Series F Preferred and the Series G Preferred, any Person who acquires all or any portion of the Series E Preferred, the Series F Preferred or the Series G Preferred from Trailer (or any other Permitted Transferee) after the Effective Date, and (ii) with respect to the Warrant or the Warrant Shares, any Person who acquires all or any portion of the Warrant or the Registrable Securities from Trailer (or any other Permitted Transferee) following the Effective Date. Any such transferee shall become bound by the terms of the Investor Rights Agreement as an additional Preferred Investor, Investor and/or Common Investor (as each such term is defined in the Investor Rights Agreement), as applicable, by executing and delivering to the Corporation a joinder agreement in form and substance reasonably acceptable to the Corporation and such transferee. The Corporation shall be furnished with at least three Business Days' prior written notice of the name and address of such transferee and the securities being Transferred, the representation by the transferee that such Transfer is being made in accordance with the applicable requirements of the Investor Rights Agreement and with all laws applicable thereto. Following the execution and delivery of such joinder agreement by the Corporation and such transferee, such transferee shall constitute one of the Preferred Investors, Investors and/or Common Investors, as applicable, referred to in the Investor Rights Agreement and shall have all of the rights and obligations of a Preferred Investor, Investor and/or Common Investor, as applicable, thereunder.

"Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or department, agency or political subdivision thereof.

"Preferred Expiration Date" means the date on which the Trailer Investors cease to hold at least a majority of the Series E Preferred, the Series F Preferred and the Series G Preferred then outstanding.

"Preferred Investors" means, collectively, the Investors from time to time holding the shares of the Series G Preferred, the Series F Preferred and the Series G Preferred then outstanding.

"Preferred Stock" means, collectively, the Corporation's preferred stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

"Pro Rata Portion" has the meaning set forth in Article Third, Section 7(f)(iv) hereof.

"Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 17, 2009, by and between the Corporation and Trailer Investments, LLC, as such agreement may from time to time be amended, supplemented or modified in accordance with its terms.

"Registrable Securities" means, collectively, (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement (as defined in the Investor Rights Agreement) or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).

"Restricted Payment" means: (i) any dividend, other distribution, repurchase or redemption, direct or indirect, on account of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (ii) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Corporation or any of its Subsidiaries now or hereafter outstanding; and (iv) any payment by the Corporation or any of its Subsidiaries or of any management, consulting or any fees to any Affiliate of the Corporation, whether pursuant to a management agreement or otherwise, excluding customary compensation of employees of the Corporation and its Subsidiaries.

"SEC" means the United States Securities and Exchange Commission.

"SEC Filings" means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the prior two-year period.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Loan Agreement" means the Corporation's Second Amended and Restated Loan and Security Agreement, dated as of March 6, 2007, as amended by the Credit Agreement Amendment, dated as of July 17 2009 (as amended, modified or otherwise restated from time to time) (the "Existing Loan Agreement"), and any agreement relating to a

refinancing, replacement or substitution of the loans under the Existing Loan Agreement or any subsequent Senior Loan Agreement.

"Series E Certificate of Designation" means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series E Preferred.

"Series E Preferred" means the Corporation's Series E Redeemable Preferred Stock, par value $0.01 per share.

"Series F Certificate of Designation" means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series F Preferred.

"Series F Preferred" means the Corporation's Series F Redeemable Preferred Stock, par value $0.01 per share.

"Series G Preferred" has the meaning set forth in Article Third, Section 1 hereof.

"Series G Preferred Share" has the meaning set forth in Article Third, Section 3(a) hereof.

"Specified Event of Noncompliance" means any Event of Noncompliance described in Section 8(a)(i), Section 8(a)(ii), Section 8(a)(iii) (provided that, in the case of any Event of Default arising out of Section 7(b)(i), Section 7(c) or Section 7(d) hereof, such Event of Default arose out of any intentional or willful action or omission taken or suffered by the Corporation or any of its Subsidiaries), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi).

"Sub Board" has the meaning set forth in Article Third, Section 7(a)(ix) hereof.

"Subsequent Financing" means any private issuance of debt or equity securities or other private financing transaction that, in each case, is consummated by the Corporation (or any of its Subsidiaries, as applicable) following the Effective Date; provided that any issuance of debt securities pursuant to the Senior Loan Agreement shall not constitute a Subsequent Financing under this Certificate of Designation.

"Subsequent Financing Notice" has the meaning set forth in Article Third, Section 7(f)(ii) hereof.

"Subsidiary," when used with respect to any Person, means any other Person of which (i) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof.

"Total Value" means, at any particular time and with respect to any Investor, an amount equal to (i) the aggregate Fair Market Value of any Warrant Shares held by such Investor

at such time, plus (ii) the aggregate Fair Market Value of any Warrant Shares issuable to such Investor upon exercise of the Warrant by such Investor at such time, plus (iii) the aggregate liquidation value (plus accumulated, accrued and unpaid dividends) of the Series E Preferred, Series F Preferred and Series G Preferred held by such Investor at such time.

"Trailer" means Trailer Investments, LLC, a Delaware limited liability company.

"Trailer Investors" means (i) Trailer and (ii) any other Person that is a Permitted Transferee of Trailer that is an Affiliate of Trailer (including for this purpose only any investor (and its Affiliates) in any investment fund managed by Lincolnshire Management, Inc.).

"Transaction Documents" means the Investor Rights Agreement, the Certificates of Designation, the Warrant, the Purchase Agreement and all other documents delivered or required to be delivered by any party hereto pursuant to the Purchase Agreement.

"Transfer" means any transfer, sale, assignment, pledge, conveyance, loan, hypothecation or other encumbrance or disposition of the Warrant, the Warrant Shares, the Series E Preferred, the Series F Preferred and/or the Series G Preferred.

"Warrant" means, collectively, (i) the Warrant to purchase shares of Common Stock issued to Trailer pursuant to the Purchase Agreement on the Effective Date, and (ii) any warrants issued in replacement or exchange, or in connection with a Transfer, thereof.

"Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrant.

FOURTH: The Series G Preferred Stock shall be created upon filing this Certificate of Designation.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Designation to the Certificate of Incorporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand as of July 31, 2009.

WABASH NATIONAL CORPORATION,
a Delaware corporation

By: /s/ Richard J. Giromini
Name: Richard J. Giromini
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:33 PM 05/13/2010
FILED 01:00 PM 05/13/2010
SRV 100504172 - 2273455 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WABASH NATIONAL CORPORATION

Wabash National Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify as follows:

1. The present name of the Corporation is Wabash National Corporation. The Corporation was originally incorporated under the name Wabash Delaware Corporation and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 13, 1991.

2. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

3. This Certificate of Amendment amends the certificate of incorporation of the Corporation, as heretofor amended, supplemented and/or restated (the "Existing Certificate").

4. This Certificate of Amendment shall become effective upon the time of filing of this Certificate of Amendment with the Secretary of State pursuant to Section 103 of the Delaware General Corporation Law.

5. The text of the Existing Certificate is amended as follows:

FIRST: The Existing Certificate is hereby amended by deleting Article FOURTH, Part I, in its entirety and inserting in lieu thereof the following:

> "I. The total number of shares of all classes of stock that the Corporation has authority to issue is 225,000,000 shares, having an aggregate par value of $2,250,000 of which 200,000,000 shares of the par value of $.01 per share amounting in aggregate par value to $2,000,000 shall be Common Stock, and 25,000,000 shares of the par value of $.01 per share amounting in aggregate par value to $250,000 shall be Preferred Stock."

IN WITNESS WHEREOF, Wabash National Corporation has caused this Certificate of Amendment to be signed by the undersigned authorized person on this 13th day of May, 2010.

WABASH NATIONAL CORPORATION

By: R J Giromini

Richard J. Giromini, President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 09/21/2010
FILED 06:47 PM 09/21/2010
SRV 100928572 - 2273455 FILE

CERTIFICATE OF ELIMINATION OF SERIES E REDEEMABLE PREFERRED STOCK OF WABASH NATIONAL CORPORATION

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), it is hereby certified that:

1. The name of the corporation (hereinafter referred to as the "Corporation") is Wabash National Corporation.

2. The designation of the series of shares of stock of the Corporation to which this certificate relates is Series E Redeemable Preferred Stock.

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the Corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the DGCL.

4. The Board of Directors of the Corporation has adopted the following resolution:

> **RESOLVED**, that pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and by Section 151(g) of the DGCL, the Board of Directors hereby eliminates the Series E Redeemable Preferred Stock authorized by the Corporation, none of which is currently outstanding and none of which will be issued in the future, and that all matters set forth in the Certificate of Designation with respect to such Series E Redeemable Preferred Stock be eliminated from the Certificate of Incorporation of the Corporation;
>
> **RESOLVED**, that the appropriate officers of the Corporation be and they hereby are authorized and directed to prepare, execute and file a Certificate of Elimination of Series E Redeemable Preferred Stock and to take such other actions as they in their sole discretion may deem necessary or appropriate to carry out the purposes of the foregoing resolution.

Signed on September 21, 2010

Mark J. Weber
Senior Vice President, Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 09/21/2010
FILED 06:55 PM 09/21/2010
SRV 100928573 - 2273455 FILE

**CERTIFICATE OF ELIMINATION OF
SERIES F REDEEMABLE PREFERRED STOCK OF
WABASH NATIONAL CORPORATION**

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), it is hereby certified that:

1. The name of the corporation (hereinafter referred to as the "Corporation") is Wabash National Corporation.

2. The designation of the series of shares of stock of the Corporation to which this certificate relates is Series F Redeemable Preferred Stock.

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the Corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the DGCL.

4. The Board of Directors of the Corporation has adopted the following resolution:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and by Section 151(g) of the DGCL, the Board of Directors hereby eliminates the Series F Redeemable Preferred Stock authorized by the Corporation, none of which is currently outstanding and none of which will be issued in the future, and that all matters set forth in the Certificate of Designation with respect to such Series F Redeemable Preferred Stock be eliminated from the Certificate of Incorporation of the Corporation;

RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized and directed to prepare, execute and file a Certificate of Elimination of Series F Redeemable Preferred Stock and to take such other actions as they in their sole discretion may deem necessary or appropriate to carry out the purposes of the foregoing resolution.

Signed on September 21, 2010

Mark J. Weber
Senior Vice President, Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 09/21/2010
FILED 06:56 PM 09/21/2010
SRV 100928576 - 2273455 FILE

CERTIFICATE OF ELIMINATION OF SERIES G REDEEMABLE PREFERRED STOCK OF WABASH NATIONAL CORPORATION

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), it is hereby certified that:

1. The name of the corporation (hereinafter referred to as the "Corporation") is Wabash National Corporation.

2. The designation of the series of shares of stock of the Corporation to which this certificate relates is Series G Redeemable Preferred Stock.

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the Corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the DGCL.

4. The Board of Directors of the Corporation has adopted the following resolution:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation and by Section 151(g) of the DGCL, the Board of Directors hereby eliminates the Series G Redeemable Preferred Stock authorized by the Corporation, none of which is currently outstanding and none of which will be issued in the future, and that all matters set forth in the Certificate of Designation with respect to such Series G Redeemable Preferred Stock be eliminated from the Certificate of Incorporation of the Corporation;

RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized and directed to prepare, execute and file a Certificate of Elimination of Series G Redeemable Preferred Stock and to take such other actions as they in their sole discretion may deem necessary or appropriate to carry out the purposes of the foregoing resolution.

Signed on September 21, 2010

Mark J. Weber
Senior Vice President, Chief Financial Officer